LOAN AND SECURITY AGREEMENT

                                  by and among

                     LASALLE BUSINESS CREDIT, INC., as Agent

                  THE FINANCIAL INSTITUTIONS FROM TIME TO TIME
                           A PARTY HERETO, as Lenders

                                       and

                   CANTAR/POLYAIR CORPORATION, as a Borrower,

                   MABEX UNIVERSAL CORPORATION, as a Borrower,

                         PERFORMA CORP., as a Borrower,

                CANTAR/POLYAIR CANADA LIMITED, as a Credit Party,

                C/P INTERNATIONAL CORP., INC., as a Credit Party,

                     CANTAR/POLYAIR INC., as a Credit Party,

                                       AND

              CANTAR/POLYAIR OF ILLINOIS, INC., as a Credit Party,

                            Dated As Of june 21, 2002

                                      -vi-
                                TABLE OF CONTENTS

                                                                                                               Page


1.       DEFINITIONS..............................................................................................2

2.       LOANS...................................................................................................18
         (a)      Revolving Loans................................................................................18
         (b)      Term Loan A; Additional Term Loan A............................................................22
         (c)      Term Loan B; Additional Term Loan B............................................................22
         (d)      Term Loan C....................................................................................22
         (e)      Capital Expenditure Loans......................................................................22
         (f)      Acquisition Loan Commitment....................................................................23
         (g)      Repayments.....................................................................................24
         (h)      Notes..........................................................................................26

3.       NON-IRB LETTERS OF CREDIT; MABEX IRB L/C; PERFORMA IRB L/C; FX CONTRACTS................................27
         (a)      General Terms for Non-IRB Letters of Credit....................................................27
         (b)      General Terms for Mabex IRB L/C................................................................27
         (c)      General Terms for Performa IRB L/C.............................................................27
         (d)      Requests for Non-IRB Letters of Credit.........................................................28
         (e)      Obligations Absolute - Letters of Credit.......................................................28
         (f)      Expiration Dates of Letters of Credit..........................................................29
         (g)      Participation - Letters of Credit..............................................................29
         (h)      General Terms for FX Contracts.................................................................29
         (i)      Requests for FX Contracts......................................................................29
         (j)      Obligations Absolute - FX Contracts............................................................30
         (k)      Expiration Dates of FX Contracts...............................................................30
         (l)      Participation - FX Contracts...................................................................30

4.       INTEREST, FEES AND CHARGES..............................................................................30
         (a)      Interest Rate..................................................................................30
         (b)      Other LIBOR Provisions.........................................................................31
         (c)      Fees And Charges...............................................................................33
         (d)      Taxes..........................................................................................35
         (e)      Maximum Interest...............................................................................36

5.       COLLATERAL..............................................................................................36
         (a)      Grant of Security Interest to Agent............................................................36
         (b)      Other Security.................................................................................37
         (c)      Possessory Collateral..........................................................................37
         (d)      Electronic Chattel Paper.......................................................................37

6.       PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS THEREIN.................................37

7.       POSSESSION OF COLLATERAL AND RELATED MATTERS............................................................38

8.       COLLECTIONS.............................................................................................38

9.       COLLATERAL, AVAILABILITY AND FINANCIAL REPORTS AND SCHEDULES............................................40
         (a)      Daily Reports..................................................................................40
         (b)      Monthly Reports................................................................................41
         (c)      Financial Statements...........................................................................41
         (d)      Annual Projections.............................................................................41
         (e)      Explanation of Budgets and Projections.........................................................42
         (f)      Other Information..............................................................................42

10.      TERMINATION; AUTOMATIC RENEWAL..........................................................................42

11.      REPRESENTATIONS AND WARRANTIES..........................................................................43
         (a)      Financial Statements and Other Information.....................................................43
         (b)      Locations......................................................................................43
         (c)      Loans by Companies.............................................................................44
         (d)      Accounts and Inventory.........................................................................44
         (e)      Liens..........................................................................................44
         (f)      Organization, Authority and No Conflict........................................................44
         (g)      Litigation.....................................................................................44
         (h)      Compliance with Laws and Maintenance of Permits................................................45
         (i)      Affiliate Transactions.........................................................................45
         (j)      Names and Trade Names..........................................................................45
         (k)      Equipment......................................................................................45
         (l)      Enforceability.................................................................................45
         (m)      Solvency.......................................................................................46
         (n)      Indebtedness...................................................................................46
         (o)      Margin Security and Use of Proceeds............................................................46
         (p)      Parent, Subsidiaries and Affiliates............................................................46
         (q)      No Defaults....................................................................................46
         (r)      Employee Matters...............................................................................46
         (s)      Intellectual Property..........................................................................47
         (t)      Environmental Matters..........................................................................47
         (u)      ERISA Matters..................................................................................47

12.      AFFIRMATIVE COVENANTS...................................................................................47
         (a)      Maintenance of Records.........................................................................47
         (b)      Notices........................................................................................48
         (c)      Compliance with Laws and Maintenance of Permits................................................49
         (d)      Inspection and Audits..........................................................................49
         (e)      Insurance......................................................................................50
         (f)      Collateral.....................................................................................52
         (g)      Use of Proceeds................................................................................52
         (h)      Taxes..........................................................................................52
         (i)      Intellectual Property..........................................................................52
         (j)      Checking Account...............................................................................53

13.      NEGATIVE COVENANTS......................................................................................53
         (a)      Guaranties.....................................................................................53
         (b)      Indebtedness...................................................................................53
         (c)      Liens..........................................................................................53
         (d)      Mergers, Sales, Acquisitions, Subsidiaries and Other Transactions
                   Outside the Ordinary Course of Business. .................................................... 54
         (e)      Dividends and Distributions....................................................................54
         (f)      Investments; Loans.............................................................................54
         (g)      Fundamental Changes, Line of Business..........................................................54
         (h)      Equipment......................................................................................54
         (i)      Affiliate Transactions.........................................................................55
         (j)      Settling of Accounts...........................................................................55
         (k)      Management Fees; Compensation..................................................................55

14.      FINANCIAL COVENANTS.....................................................................................55
         (a)      Tangible Net Worth.............................................................................55
         (b)      Debt Service Coverage..........................................................................56
         (c)      Interest Coverage..............................................................................56
         (d)      Capital Expenditure Limitations................................................................56

15.      DEFAULT.................................................................................................56
         (a)      Payment........................................................................................56
         (b)      Breach of this Agreement and the Other Agreements..............................................56
         (c)      Breaches of Other Obligations..................................................................56
         (d)      Breach of Representations and Warranties.......................................................57
         (e)      Loss of Collateral.............................................................................57
         (f)      Levy, Seizure or Attachment....................................................................57
         (g)      Bankruptcy or Similar Proceedings..............................................................57
         (h)      Appointment of Receiver........................................................................57
         (i)      Judgment.......................................................................................57
         (j)      Death or Dissolution of Obligor................................................................58
         (k)      Default or Revocation of Guaranty..............................................................58
         (l)      Criminal Proceedings...........................................................................58
         (m)      Change of Control..............................................................................58
         (n)      Change of Management...........................................................................58
         (o)      Material Adverse Change........................................................................58
         (p)      Canadian Credit Agreement......................................................................59

16.      REMEDIES UPON AN EVENT OF DEFAULT.......................................................................59

17.      CONDITIONS PRECEDENT....................................................................................60

18.      SETTLEMENTS, DISTRIBUTIONS AND APPORTIONMENT OF PAYMENTS................................................60

19.      AGENT...................................................................................................61
         (a)      Appointment of Agent...........................................................................61
         (b)      Nature of Duties of Agent......................................................................62
         (c)      Lack of Reliance on Agent......................................................................62
         (d)      Certain Rights of Agent........................................................................62
         (e)      Reliance by Agent..............................................................................63
         (f)      Indemnification of Agent.......................................................................63
         (g)      Agent in its Individual Capacity...............................................................63
         (h)      Holders of Notes...............................................................................64
         (i)      Successor Agent................................................................................64
         (j)      Collateral Matters.............................................................................64
         (k)      Actions with Respect to Defaults...............................................................66
         (l)      Delivery of Information........................................................................66
         (m)      Demand.........................................................................................67
         (n)      Notice of Default..............................................................................67

20.      ASSIGNABILITY...........................................................................................67

21.      AMENDMENTS, ETC.........................................................................................69

22.      NONLIABILITY OF AGENT AND LENDERS.......................................................................70

23.      INDEMNIFICATION.........................................................................................71

24.      NOTICE..................................................................................................71

25.      CHOICE OF GOVERNING LAW; CONSTRUCTION; FORUM SELECTION..................................................72

26.      HEADINGS OF SUBDIVISIONS................................................................................73

27.      POWER OF ATTORNEY.......................................................................................73

28.      CONFIDENTIALITY.........................................................................................73

29.      COUNTERPARTS............................................................................................73

30.      ELECTRONIC SUBMISSIONS..................................................................................73

31.      WAIVER OF JURY TRIAL; OTHER WAIVERS.....................................................................74

32.      CROSS-GUARANTY..........................................................................................75
         (a)      Cross-Guaranty.................................................................................75
         (b)      Waivers by Companies...........................................................................76
         (c)      Benefit of Guaranty............................................................................76
         (d)      Subordination of Subrogation, Etc..............................................................76
         (e)      Election of Remedies...........................................................................76
         (f)      Limitation.....................................................................................77
         (g)      Contribution with Respect to Guaranty Obligations..............................................77
         (h)      Liability Cumulative...........................................................................78

EXHIBIT A -- BUSINESS AND COLLATERAL LOCATIONS

EXHIBIT B -- COMPLIANCE CERTIFICATE

EXHIBIT C -- COMMERCIAL TORT CLAIMS

EXHIBIT D -- FORM OF ADDITION AGREEMENT

EXHIBIT E -- FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

SCHEDULE 1(a) -- PERMITTED LIENS

SCHEDULE 1(b) - WELLS FARGO EQUIPMENT

SCHEDULE 11 (c) - LOANS BY COMPANIES

SCHEDULE 11 (g) -- LITIGATION

SCHEDULE 11 (i) -- AFFILIATE TRANSACTIONS

SCHEDULE 11 (j) -- NAMES & TRADE NAMES

SCHEDULE 11 (n) -- INDEBTEDNESS

SCHEDULE 11 (p) -- PARENT, SUBSIDIARIES AND AFFILIATES

SCHEDULE 11 (q) - NO DEFAULTS

SCHEDULE 13 (g) -- GUARANTIES

SCHEDULE 17(a) - CLOSING DOCUMENT CHECKLIST

                           LOAN AND SECURITY AGREEMENT


     THIS LOAN AND SECURITY AGREEMENT (as amended, modified or supplemented from time to time, including without limitation, pursuant to the terms of any and all Addition Agreements, this "Agreement") made this 21st day of June, 2002 by and among LASALLE BUSINESS CREDIT, INC., a Delaware corporation (in its individual capacity, "LBCI"), as agent (in such capacity as agent, "Agent") for itself and all other lenders from time to time a party hereto ("Lenders"), 135 South LaSalle Street, Chicago, Illinois 60603-4105, all other Lenders, CANTAR/POLYAIR CORPORATION, a Delaware corporation ("Cantar U.S."), having its principal place of business at 1100 Performance Place, Youngstown, Ohio 44502, MABEX UNIVERSAL CORPORATION, a California corporation ("Mabex"), having its principal place of business at 300 Spencer Mattingly Lane, Bardstown, Kentucky 40004, PERFORMA CORP., a Ohio corporation ("Performa"; Cantar U.S., Mabex and Performa are collectively the "Borrowers" and individually, a "Borrower"), having its principal place of business at 1100 Performance Place, Youngstown, Ohio 44502, CANTAR/POLYAIR CANADA LIMITED, an Ontario corporation ("Cantar Canada"), having its principal place of business at 258 Attwell Drive, Toronto, Ontario, Canada M9W 5B2, C/P INTERNATIONAL CORP., INC., an Illinois corporation ("CPIC"), having its principal place of business at 1100 Performance Place, Youngstown, Ohio 44502, CANTAR/POLYAIR INC., an Ontario corporation ("Parent"), having its principal place of business at 258 Attwell Drive, Toronto, Ontario, Canada M9W 5B2, CANTAR/POLYAIR OF ILLINOIS, INC., an Illinois corporation ("Cantar Illinois"), having its principal place of business at 1100 Performance Place, Youngstown, Ohio 44502, and such other companies that from time to time become parties to this agreement as Credit Parties (Cantar Canada, CPIC, Cantar
Illinois, Parent and each such other company are collectively the "Credit Parties" and individually, a "Credit Party").

                              W I T N E S S E T H:
                               - - - - - - - - - -

     WHEREAS, Borrowers and Credit Parties have requested that Agent and Lenders provide a credit facility under which (i) Lenders shall make the Terms Loans for the account of Cantar U.S., (ii) Agent and Lenders shall from time to time make Revolving Loans and cause Non-IRB Letters of Credit to be issued for the account of Cantar U.S., (iii) Agent and Lenders shall from time to time cause the FX Bank to enter into the FX Contracts with Cantar U.S., (iv) Lenders shall from time to time make Capital Expenditure Loans for the account of Cantar U.S., (v) Agent and Lenders shall cause the Mabex IRB L/C to be issued for the account of Mabex, and (vi) Agent and Lenders shall cause the Performa IRB L/C to be issued for the account of Performa; and

     WHEREAS, the parties wish to provide for the terms and conditions upon which such credit facility shall be made available;

     NOW, THEREFORE, in consideration of any financial accommodations now or hereafter made to Companies by Agent and/or Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Companies, the parties agree as follows:

1.       DEFINITIONS.

     "Account", "Account Debtor", "Chattel Paper", "Commercial Tort Claims", "Deposit Accounts", "Documents", "Electronic Chattel Paper", "Equipment", "Fixtures", "General Intangibles", "Goods", "Instruments", "Inventory", "Investment Property", "Letter-of-Credit Right", "Proceeds" and "Tangible Chattel Paper" shall have the respective meanings assigned to such terms in the Illinois Uniform Commercial Code, as the same may be in effect from time to time.

     "Acquired Business" shall mean the entity or assets acquired by Cantar U.S. or a wholly owned Subsidiary of Cantar U.S. in an Acquisition after the date hereof.

     "Acquisition" shall mean any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, or of any Product Line of a Person (b) the acquisition of all of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a wholly owned Subsidiary of Cantar U.S., or (c) a merger or consolidation or any other combination with another Person (other than a Person that is already a wholly owned Subsidiary of Cantar U.S.), provided, that Cantar U.S. or a wholly owned domestic Subsidiary of Cantar U.S. is the surviving entity.

     "Acquisition EBITDA" shall mean, with reference to any period and any Acquired Business of a Target, the total net income (as determined in accordance with generally accepted accounting principles) of such Target arising out of the Acquired Business plus the sum of all amounts deducted in arriving at such net income amount in respect of (a) interest expense for such period, (b) federal, state, and local income taxes for such period, and (c) depreciation of fixed assets and amortization of intangible assets for such period and adjusted for non-recurring expenses and income reasonably determined by Cantar U.S. in good faith and established to the reasonable satisfaction of Requisite Lenders.

     "Acquisition Loan Commitment" shall mean, with respect to any Lender, the maximum amount of Revolving Loans and Additional Term Loans which such Lender has agreed to make to Cantar U.S. in connection with Permitted Acquisitions, subject to the terms and conditions of this Agreement, as set forth on the signature page hereto or an assignment and acceptance agreement executed by such Lender, as such amount is reduced by the original principal amount of any advance made under subsection 2(f) designated as a Revolving Loan and/or Additional Term Loan in connection with each Permitted Acquisition.

     "Addition Agreement" means an agreement of a Subsidiary of Cantar US pursuant to which such Subsidiary becomes a Credit Party for purposes of this Agreement and each additional Other Agreement, which Agreement shall be in the form of Exhibit D.

     "Additional Term Loan A" shall mean, with respect to an advance made under subsection 2(f) in connection with a Permitted Acquisition, the portion of such advance designated by Requisite Lenders in accordance with subsection 2(f) as attributable to the lendable value of Equipment acquired in connection with such Permitted Acquisition.

     "Additional Term Loan B" shall mean, with respect to an advance made under subsection 2(f) in connection with a Permitted Acquisition, the portion of such advance designated by Requisite Lenders in accordance with subsection 2(f) as attributable to the lendable value of real property acquired in connection with such Permitted Acquisition.

     "Additional Term Loans" shall mean each Additional Term Loan A and Additional Term Loan B.

     "Affiliate" shall mean any Person (i) which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, a Company, (ii) which beneficially owns or holds five percent (5%) or more of the voting control or equity interests of a Company, or (iii) five percent (5%) or more of the voting control or equity interests of which is beneficially owned or held by a Company.

     "Assignment and Acceptance" shall have the meaning in Section 20 hereof.

     "Borrowing Base Company" shall mean each of Cantar U.S. and each wholly owned domestic Subsidiary of Cantar U.S. that is acquired in connection with a Permitted Acquisition or that acquires assets in connection with a Permitted Acquisition so long as Agent has completed a collateral audit of such Subsidiary and is satisfied with the results thereof, such Subsidiary guaranties all of the Liabilities of the Companies, such guaranty is secured by a first priority perfected security interest and lien on all of the property of such Subsidiary pursuant to agreements, instruments and documents in form and substance satisfactory to Agent, and such Subsidiary becomes a party to this Agreement pursuant to an Addition Agreement.

     "Business Day" shall mean any day other than a Saturday, a Sunday or (i) with respect to all matters, determinations, fundings and payments in connection with LIBOR Rate Loans, any day on which banks in London, England or Chicago, Illinois are required or permitted to close, and (ii) with respect to all other matters, any day that banks in Chicago, Illinois and Toronto, Ontario, Canada are required or permitted to close.

     "Canadian Credit Agreement" shall mean that certain Credit Agreement dated as of the date hereof between Cantar Canada and Canadian Lender.

     "Canadian Eligible Accounts" shall mean all "Eligible Accounts" as defined in the Canadian Credit Agreement.

     "Canadian Eligible Inventory" shall mean all "Eligible Inventory" as defined in the Canadian Credit Agreement.

     "Canadian Event of Default" shall mean an "Event of Default" as defined in the Canadian Credit Agreement.

     "Canadian Excess Availability" shall mean "Excess Availability" as defined in the Canadian Credit Agreement.

     "Canadian FX Sublimit" shall mean the "FX Sublimit" as defined in the Canadian Credit Agreement.

     "Canadian Guaranties" shall mean that certain Guarantee executed by Parent in favor of the Canadian Lender and that certain Guarantee executed by each Company (other than Parent and Cantar Canada) in favor of the Canadian Lender.

     "Canadian Inventory Sublimit" shall mean the "Inventory Sublimit" as defined in the Canadian Credit Agreement.

     "Canadian Lender" shall mean LaSalle Business Credit, a division of ABN AMRO Bank N.V., Canada Branch and its respective successors and assigns.

     "Canadian Letter of Credit Sublimit" shall mean the "Letter of Credit Sublimit" as defined in the Canadian Credit Agreement.

     "Canadian Liabilities" shall mean all "Liabilities" as defined in the Canadian Credit Agreement.

     "Cantar U.S. IRB Loan" shall have the meaning specified in subsection 3(c).

     "Cantar U.S. IRB Loan Agreement" shall mean that certain Loan Agreement dated as of October 1, 1996 between Cantar U.S. and City of Youngstown, Ohio.

     "Capital Expenditure Loan Commitment" shall mean, with respect to any Lender, the maximum amount of Capital Expenditure Loans which such Lender has agreed to make, subject to the terms and conditions of this Agreement, as set forth on the signature page hereto or any Assignment and Acceptance Agreement executed by such Lender.

     "Capital   Expenditure  Loans"  shall  mean  the  Loans  made  pursuant  to subsection 2(e) hereof.

     "Capital Expenditures" shall mean with respect to any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including expenditures for capitalized lease obligations) by Parent and its Subsidiaries during such period that are required by generally accepted accounting principles, consistently applied, to be included in or reflected by the property, plant and equipment or similar fixed asset accounts (or intangible accounts subject to amortization) on the balance sheet of Parent and its Subsidiaries.

     "Collateral" shall mean all of the property described in Section 5 hereof, together with all other real or personal property of any Obligor or any other Person now or hereafter pledged to Agent, for the benefit of Agent and Lenders, to secure, either directly or indirectly, repayment of any of the Liabilities.

     "Commitments" shall mean the Acquisition Loan Commitment, the Revolving Loan Commitment, the Capital Expenditure Loan Commitment, the Term Loan A Commitment, the Term Loan B Commitment and the Term Loan C Commitment.

     "Company" shall mean each Borrower, each Credit Party and each Borrowing Base Company.

     "Debt Service Coverage" shall mean, with respect to any period, the ratio of (i) Parent's and its Subsidiaries' net income after taxes for such period (excluding any after-tax gains or losses on the sale of assets (other than the sale of Inventory in the ordinary course of business) and excluding other after-tax extraordinary gains or losses), plus depreciation and amortization deducted in determining net income for such period, minus Capital Expenditures for such period not financed, minus any cash dividends paid or accrued and cash withdrawals paid or accrued to shareholders or other Affiliates for such period which were not deducted in determining net income, and plus the after-tax increase in LIFO reserves, or minus the after tax decrease in LIFO reserves all on a consolidated basis, to (ii) Parent's and its Subsidiaries' current principal maturities of long term debt and capitalized leases paid or scheduled to be paid during such period to the extent such payments are not reserved against the Revolving Loan Borrowing Base, plus any prepayments on indebtedness owed to any Person (except trade payables and revolving loans) and paid during such period to the extent such payments are not reserved against the Revolving Loan Borrowing Base.

     "Defaulting Lender" shall have the meaning set forth in subsection 2(a) hereof.

     "Dilution" shall mean, with respect to any period, the percentage obtained by dividing: (a) the sum of non-cash credits against Accounts (including, but not limited to, returns and adjustments but excluding rebates and volume discounts to the extent reserved for against the Revolving Loan Borrowing Base) of Borrowing Base Companies for such period, plus pending or probable, but not yet applied, non-cash credits against Accounts of Borrowing Base Companies for such period, as determined by Agent in its reasonable discretion by (b) gross invoiced sales of Borrowing Base Companies for such period.

     "EBITDA" shall mean, with respect to any period, Parent's and its Subsidiaries' net income after taxes for such period (excluding any after-tax gains or losses on the sale of assets (other than the sale of Inventory in the ordinary course of business) and excluding other after-tax extraordinary gains or losses) plus interest expense, income tax expense, depreciation and amortization for such period, less gains and losses attributable to any fixed asset sales made during such period, plus or minus any other non-cash charges or gains which have been subtracted or added in calculating net income after taxes for such period, all on a consolidated basis.

     "Eligible Account" shall mean an Account owing to a Borrowing Base Company which is acceptable to Agent in its reasonable discretion for lending purposes. Without limiting Agent's discretion, Agent shall, in general, consider an Account of a Borrowing Base Company to be an Eligible Account if it meets, and so long as it continues to meet, the following requirements:

          (i) it is genuine and in all respects what it purports to be;

          (ii) it is owned by such Borrowing Base Company, such Borrowing Base Company has the right to subject it to a security interest in favor of Agent or assign it to Agent and it is subject to a first priority perfected security interest in favor of Agent and to no other claim, lien, security interest or encumbrance whatsoever, other than Permitted Liens;

          (iii) it arises from (A) the performance of services by such Borrowing Base Company in the ordinary course of such Borrowing Base Company's business, and such services have been fully performed and acknowledged and accepted by the Account Debtor thereunder; or (B) the sale or lease of Goods by such Borrowing Base Company in the ordinary course of such Borrowing Base Company's business, and (x) such Goods have been completed in accordance with the Account Debtor's specifications (if any) and delivered to the Account Debtor, (y) such Account Debtor has not refused to accept, returned or offered to return, any of the Goods which are the subject of such Account, and (z) such Borrowing Base Company has possession of, or such Borrowing Base Company has delivered to Agent (at Agent's request) shipping and delivery receipts evidencing delivery of such Goods;

          (iv) it is evidenced by an invoice rendered to the Account Debtor thereunder, (A) is due and payable within ninety (90) days after the date of the invoice and does not remain unpaid ninety (90) days past the invoice date thereof or (B) with respect to Accounts arising either between December 1 and April 1 in connection with the sale of pool products which are due and payable fifty percent (50%) on May 15 and fifty percent (50%) on June 15 or between April 1 and July 1 in connection with the sale of pool products which are due and payable fifty percent (50%) on September 15 and fifty percent (50%) on October 15 ("Datings"), it does not remain unpaid thirty (30) days after the date upon which any portion is due and the aggregate amount of Datings that may be Eligible Accounts and Canadian Eligible Accounts at any time does not exceed $10,000,000; provided, however, that if more than fifteen percent (15%) of the aggregate dollar amount of invoices owing by a particular Account Debtor remain unpaid ninety (90) days after the respective invoice dates thereof or, with respect to Datings as described above, thirty (30) days after the date upon which any portion is due, then all Accounts owing by that Account Debtor shall be deemed ineligible;

          (v) it is a valid, legally enforceable and unconditional obligation of the Account Debtor thereunder, and is not subject to setoff, counterclaim, credit, allowance or adjustment by such Account Debtor (other than rebates or volume discounts), or to any claim by such Account Debtor denying liability thereunder in whole or in part;

          (vi) it does not arise out of a contract or order which fails in any material respect to comply with the requirements of applicable law;

          (vii) the Account Debtor thereunder is not a director, officer, employee or agent of a Company, or a Subsidiary or Affiliate;

          (viii) it is not an Account with respect to which the Account Debtor is the United States of America or any state or local government, or any department, agency or instrumentality thereof, unless such Borrowing Base Company assigns its right to payment of such Account to Agent pursuant to, and in full compliance with, the Assignment of Claims Act of 1940, as amended, or any comparable state or local law, as applicable; provided, that Accounts in the aggregate amount of up to $100,000 for which the Account Debtor is the United States of America or any state or local government, or any department, agency or instrumentality thereof and that such Borrowing Base Company has not assigned its right to payment of such Account to Agent pursuant to the Assignment of Claims Act of 1940, as amended, shall not be deemed to not be Eligible Accounts as a result of this clause;

          (ix) it is not an Account with respect to which the Account Debtor is located in a state which requires such Borrowing Base Company, as a precondition to commencing or maintaining an action in the courts of that state, either to (A) receive a certificate of authority to do business and be in good standing in such state; or (B) file a notice of business activities report or similar report with such state's taxing authority, unless (x) such Borrowing Base Company has taken one of the actions described in clauses (A) or (B); (y) the failure to take one of the actions described in either clause (A) or (B) may be cured retroactively by such Borrowing Base Company at its election; or (z) such Borrowing Base Company has proven, to Agent's satisfaction, that it is exempt from any such requirements under any such state's laws;

          (x) the Account Debtor is located within the United States of America or Canada or the Account Debtor has delivered to such Borrowing Base Company an irrevocable letter of credit issued or confirmed by a bank satisfactory to Agent and payable only in the United States in United States dollars, sufficient to cover such Account, in form and substance reasonably satisfactory to Agent and if required by Agent, the original of such letter of credit has been delivered to Agent or Agent's agent, and such Borrowing Base Company has assigned the proceeds of such letter of credit to Agent, in form and substance reasonably satisfactory to Agent, or naming Agent as transferee beneficiary thereunder, as Agent may specify;

          (xi) it is not an Account with respect to which the Account Debtor's obligation to pay is subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guaranteed sale, sale on approval, sale or return or consignment basis;

          (xii) it is not an Account (A) with respect to which any representation or warranty contained in this Agreement is untrue; or (B) which violates any of the covenants of any Company contained in this Agreement;

          (xiii) it is not an Account which, when added to a particular Account Debtor's other indebtedness to the Borrowing Base Companies and Cantar Canada as a whole, exceeds (A) with respect to indebtedness of any Account Debtor other than South Central Pool Company and its Subsidiaries ("SCP"), 10% of all Accounts of the Borrowing Base Companies and Cantar Canada as a whole, (B) with respect to indebtedness of SCP, 15% of all Accounts of the Borrowing Base Companies and Cantar Canada as a whole or (C) a credit limit determined by Agent in its sole discretion for that Account Debtor (except that Accounts excluded from Eligible Accounts solely by reason of this clause (xiii) shall be Eligible Accounts to the extent of such credit limit); and

          (xiv) it is not an Account with respect to which the prospect of payment or performance by the Account Debtor is or will be impaired, as determined by Agent in its reasonable discretion.

     "Eligible Inventory" shall mean Inventory of a Borrowing Base Company which is acceptable to Agent in its reasonable discretion for lending purposes. Without limiting Agent's discretion, Agent shall, in general, consider Inventory of a Borrowing Base Company to be Eligible Inventory if it meets, and so long as it continues to meet, the following requirements:

          (i) it is owned by such Borrowing Base Company, such Borrowing Base Company has the right to subject it to a security interest in favor of Agent and it is subject to a first priority perfected security interest in favor of Agent and to no other claim, lien, security interest or encumbrance whatsoever, other than Permitted Liens;

          (ii) it is located on one of the premises listed on Exhibit A (or other locations of which Agent has been advised in writing pursuant to subsection 12(b)(i) hereof) and is not in transit; provided, that Inventory in the aggregate amount of up to $1,000,000 which is held by the company transporting such Inventory for a period not to exceed 15 days shall not be deemed to not be Eligible Inventory as a result of this clause to the extent such Borrowing Base Company has title to such Inventory and there are no unpaid amounts due to the company holding such Inventory and, if requested by Agent, such Borrowing Base Company has delivered to Agent evidence reasonably satisfactory to Agent that such Borrowing Base Company has title to such Inventory and that there are no unpaid amounts;

          (iii) if held for sale or lease or furnishing under contracts of service, it is (except as Agent may otherwise consent in writing) new and unused and free from defects which would, in Agent's sole determination, affect its market value;

          (iv) it is not stored with a bailee, consignee, warehouseman, processor or similar party unless Agent has given its prior written approval and such Borrowing Base Company has caused any such bailee, consignee, warehouseman, processor or similar party to issue and deliver to Agent, in form and substance reasonably acceptable to Agent, such Uniform Commercial Code financing statements, warehouse receipts, waivers and other documents as Agent shall require; provided, that such Inventory in the aggregate amount of up to $1,000,000 , less the amount of any such Inventory deemed to be Canadian Eligible Inventory, which is held by the company transporting such Inventory for a period not to exceed 15 days shall not be deemed to not be Eligible Inventory as a result of this clause to the extent such Borrowing Base Company has title to such Inventory and there are no unpaid amounts due to the company holding such Inventory to the extent such Borrowing Base Company has title to such Inventory and there are no unpaid amounts due to the company holding such Inventory;

          (v) Agent has determined, in accordance with Agent's customary business practices, that it is not unacceptable due to age, type, category or quantity; and

          (vi) it is not Inventory (A) with respect to which any of the representations and warranties contained in this Agreement are untrue; or
     (B) which violates any of the covenants of any Company contained in this Agreement.

     "Eligible Line of Business" shall mean any business engaged in as of the date of this Agreement by any of the Companies. existing as of the date of this Agreement and any other business activities reasonably related to the manufacture or sale of protective packaging or swimming and spa pools and pool accessories and construction, insulation or protective products.

     "Employment Agreements" shall mean (i) with respect to Henry Schnurbach, that certain Employment Agreement dated February 20, 1996 between Parent and Henry Schnurbach, (ii) with respect to Gary Crandall, that certain Employment Agreement dated February 1, 1994 between Parent and Gary Crandall, and (iii) with respect to Alan Castle, that certain Employment Agreement dated February 15, 1994 between Parent and Alan Castle,

     "Environmental Laws" shall mean all U.S. federal, state, district and local laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to a Company's business or facilities owned or operated by a Company, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, modified or restated from time to time.

     "Event of Default" shall have the meaning specified in Section 15 hereof.

     "Excess Availability" shall mean, as of any date of determination by Agent,
(x) Canadian Excess Availability plus (y) the excess, if any, of (A) the lesser of (i) the Maximum Revolving Loan Limit less the sum of the outstanding Revolving Loans, the IRB Reserve and the Non-IRB Letter of Credit Obligations or
(ii) the Revolving Loan Borrowing Base less the outstanding Revolving Loans over
(B) the Non-IRB Letter of Credit Obligations, in each case as of the close of business on such date and all of Companies' accounts payable, which remain unpaid more than thirty (30) days after the due dates thereof as of the close of business on such date.

     "Fiscal Year" shall mean each twelve (12) month accounting period of Parent, which ends on October 31 of each year.

     "Fixed Rate Swap Reserve" shall mean the fixed rate swap reserve to be reserved against the Revolving Loan Borrowing Base, and such fixed rate swap reserve shall be determined by multiplying the amount of each fixed rate swap entered into with LaSalle Bank by the percentage obtained by dividing the sum of the number of years of the term of the Swap Agreement plus one, by 100.

     "FX Bank" shall mean any bank that enters into an FX Contract with Cantar U.S.

     "FX Contracts" shall mean any foreign currency spot or forward purchase contract or any foreign currency spot or forward sale contract entered into by FX Bank and Cantar U.S. in the ordinary course of Cantar U.S.'s business.

     "FX Reserve" shall mean a reserve equal to eight percent (8%) of the nominal value of FX Contracts outstanding, as such reserve may be adjusted by Agent in its reasonable discretion.

     "FX Sublimit" shall mean One Million Six Hundred Eighty Thousand and No/100 Dollars ($1,680,000); provided, that the FX Sublimit may be increased or decreased to the extent the Canadian FX Sublimit is concurrently decreased or increased, respectively, by an equivalent amount, in each case as determined by the Agent in its reasonable discretion. In no event shall the FX Sublimit plus the Canadian FX Sublimit exceed $2,000,000.

     "GAAP" shall mean, with respect to all financial statements, generally accepted accounting principals and policies as in effect at such time in Canada.

     "Hazardous Materials" shall mean any hazardous, toxic or dangerous substance, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including, without limitation any that are or become classified as hazardous or toxic under any Environmental Law).

     "Hostile Acquisition" shall mean the acquisition of the capital stock or other equity interests of a Person through a tender offer or similar solicitation of the owners of such capital stock or other equity interests which has not been approved (prior to such acquisition) by resolutions of the Board of Directors of such Person or by similar action if such Person is not a corporation, and as to which such approval has not been withdrawn.

     "Indemnified Party" shall have the meaning specified in Section 18 hereof.

     "Initial Syndication" shall mean the assignment by LBCI of not less than $20,000,000 of its Commitments as of the date hereof.

     "Interest Period" shall have the meaning specified in subsection 4(a)(ii) hereof.

     "Inventory Sublimit" shall mean Five Million and No/100 Dollars ($5,000,000); provided, that the Inventory Sublimit may be increased or decreased to the extent the Canadian Inventory Sublimit is concurrently decreased or increased, respectively, by an equivalent amount, in each case as determined by the Agent in its reasonable discretion. In no event shall the Inventory Sublimit plus the Canadian Inventory Sublimit exceed $8,000,000.

     "IRB Loans" shall mean the Mabex IRB Loans, the Cantar U.S. IRB Loans and the Performa IRB Loans.

     "IRB Reserve" shall mean, without duplication, as of any date of determination, the sum of (i) the undrawn face amount of the Mabex IRB L/C, (ii) the outstanding principal amount of the Mabex IRB Loan, (iii) the undrawn face amount of the Performa IRB L/C, (iv) the outstanding principal amount of the Cantar U.S. IRB Loan and (v) the outstanding principal amount of the Performa IRB Loan.

     "LaSalle Bank" shall mean LaSalle Bank National Association, Chicago, Illinois.

     "Letter of Credit Sublimit" shall mean One Million Six Hundred Eighty Thousand and No/100 Dollars ($1,680,000); provided, that the Letter of Credit Sublimit may be increased or decreased to the extent the Canadian Letter of Credit Sublimit is concurrently decreased or increased, respectively, by an equivalent amount, in each case as determined by the Agent in its reasonable discretion. In no event shall the Letter of Credit Sublimit plus the Canadian Letter of Credit Sublimit exceed $2,000,000.

     "Letters of Credit" shall mean the Non-IRB Letters of Credit, the Mabex IRB L/C and the Performa IRB L/C.

     "Liabilities" shall mean any and all obligations, liabilities and indebtedness of the Companies to Agent, each Lender and Canadian Lender or to any parent, affiliate or subsidiary of Agent and each Lender of any and every kind and nature, howsoever created, arising or evidenced and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, whether primary, secondary, direct, indirect, absolute, contingent or otherwise (including, without limitation, obligations of performance), whether several, joint or joint and several, and whether arising or existing under written or oral agreement or by operation of law, including, without limitation, all obligations, liabilities and indebtedness under the Canadian Guaranties.

     "LIBOR Rate" shall mean, with respect to any LIBOR Rate Loan for any Interest Period, a rate per annum equal to (a) the offered rate for deposits in United States dollars for a period equal to such Interest Period as it appears on Telerate page 3750 as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period. "Telerate page 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace page 3750 of that service or such other service as may be nominated by the British Bankers' Association as the vendor for the purpose of displaying British Bankers' Association interest settlement rates for United States dollar deposits) divided by (b) a number equal to 1.0 minus the maximum reserve percentages (expressed as a decimal fraction) including, without limitation, basic supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect, for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) which are required to be maintained by Agent by the Board of Governors of the Federal Reserve System. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in such reserve percentage.

     "LIBOR Rate Loans" shall mean the Loans bearing interest with reference to the LIBOR Rate.

     "Loans" shall mean all loans and advances made by Agent or Lenders to or on behalf of a Borrower hereunder.

     "Lock Box" and "Lock Box Account" shall have the meanings specified in subsection 8(a) hereof.

     "Mabex IRB L/C" shall mean that certain Irrevocable Letter of Credit No. S539650 issued by LaSalle Bank National Association in favor of The Huntington National Bank.

     "Mabex IRB Loan" shall have the meaning specified in subsection 3(b).

     "M&E Loan Reserve" shall mean as of any date of determination, the sum of the outstanding amount of the obligations owing under that certain Loan Agreement between The Director of Development of the State of Ohio and Cantar U.S. dated as of December 23, 1997, as amended or modified from time to time.

     "Material Adverse Effect" shall mean a material adverse effect on the business, property, assets, prospects, operations or condition, financial or otherwise, of a Person or in the case of the Companies and the Parent, of the Companies and the Parent taken as a whole.

     "Maximum Loan Limit" shall mean Forty-Three Million Two Hundred Thousand and No/100 Dollars ($43,200,000.00).

     "Maximum Operating Lease Limit" shall mean the amount equal to (a) with respect to the Fiscal Year of the Parent ending November 2, 2002, the amount of payments required to be made in Fiscal Year 2001 of Parent with respect to operating lease obligations plus $300,000 and (b) with respect to each Fiscal Year thereafter, the Maximum Operating Lease Limit for the immediately preceding Fiscal Year plus $300,000.

     "Maximum Revolving Loan Limit" shall mean Twenty-One Million and No/100 Dollars ($21,000,000).

     "Non-IRB Letter of Credit" shall mean any letter of credit (other than the Mabex IRB L/C and the Performa IRB L/C) issued for the account of Cantar U.S. in accordance with this Agreement.

     "Non-IRB Letter of Credit Obligations" shall mean, as of any date of determination, the sum of (i) the aggregate undrawn face amount of all Non-IRB Letters of Credit, and (ii) the aggregate unreimbursed amount of all drawn Non-IRB Letters of Credit not already converted to Loans hereunder.

     "Obligor" shall mean each Borrower, each Credit Party, each Borrowing Base Company and each other Person who is or shall become primarily or secondarily liable for any of the Liabilities.

     "Original Term" shall have the meaning specified in Section 10 hereof.

     "Other Agreements" shall mean all agreements, instruments and documents, other than this Agreement, including, without limitation, reimbursement agreements, guaranties, mortgages, trust deeds, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements and all other writings heretofore, now or from time to time hereafter executed by or on behalf of a Company or any other Person and delivered to Agent and/or any Lender or to any parent, affiliate or subsidiary of Agent and/or any Lender in connection with the Liabilities or the transactions contemplated hereby, as each of the same may be amended, modified or supplemented from time to time.

     "Parent" shall have the meaning set forth in the Preamble.

     "PBGC" shall have the meaning specified in subsection 12(b)(v) hereof.

     "Performa IRB L/C" shall mean shall mean that certain Irrevocable Letter of Credit No. S539649 issued by LaSalle Bank National Association in favor of HSBC Bank USA, formerly known as Marine Midland Bank, as Trustee.

     "Performa IRB Loan" shall have the meaning specified in subsection 3(c).

     "Performa IRB Loan Agreement" shall mean that certain Loan Agreement dated as of October 1, 1996 between Performa and City of Youngstown, Ohio..

     "Permitted Acquisition" shall mean any Acquisition by Cantar U.S. or any wholly owned domestic Subsidiary of Cantar U.S., with respect to which all of the following conditions shall have been satisfied:

          (i) the Acquired Business is an Eligible Line of Business and the Target of the Acquisition has its primary operations and business assets in the United States of America or Canada;

          (ii) the Acquisition shall not be a Hostile Acquisition;

          (iii) the Total Consideration paid for the Acquired Business shall not exceed Five Million and No/100 Dollars ($5,000,000);

          (iv) the portion of the Total Consideration payable in cash or cash equivalents for the Acquired Business shall be less than Five Million and No/100 Dollars ($5,000,000);

          (v) Cantar U.S. shall demonstrate to the satisfaction of Agent and Lenders, on a pro forma basis, after giving effect to the Debt Service Coverage (calculated with Acquisition EBITDA, other than with respect to an Acquisition consisting solely of a Product Line) for the most recently ended twelve (12) month period is at least 1.25 : 1.0;

          (vi) after giving effect to such Acquisition, no Default or Event of Default shall exist, including with respect to the covenants contained in
     Section 14 on a pro forma basis;

          (vii) Cantar U.S. shall demonstrate to the satisfaction of the Agent and the Lenders, on a pro forma basis, that after giving effect to such Acquisition, no Default or Event of Default shall exist, including with respect to the covenants contained in Section 14, for a period of at least twelve (12) calendar months following such Acquisition and as well for the period of the twelve (12) calendar months most recently completed prior to such Acquisition as if such Acquisition had taken place on the first day of such period;

          (viii) other than with respect to an Acquisition consisting solely of a Product Line, the Target shall have Acquisition EBITDA for the four (4) fiscal quarters of the Target completed on, or ended most recently prior to, the date of the Acquisition in an amount not less than Zero Dollars ($0);

          (ix) such Acquisition has been approved by all applicable federal, state and local regulatory agencies;

          (x) prior to the consummation of such Acquisition, Cantar U.S. shall have notified the Lenders of the proposed transaction in reasonable detail as to the terms thereof (including sources and uses of funds);

          (xi) Cantar U.S. shall demonstrate to the satisfaction of Agent and Lenders, on a pro forma basis, that immediately after giving effect to such Acquisition and at all times for at least one hundred twenty (120) days thereafter, Excess Availability shall be at least Two Million and No/100 Dollars ($2,000,000.00);

          (xii) the  assets  and  properties  acquired  in  connection  with the
     Permitted Acquisition by Cantar U.S. or any wholly owned domestic Subsidiary of Cantar U.S. shall be free and clear of all liens (other than Permitted Liens); and

          (xiii) at or prior to the closing of the Permitted Acquisition, each Subsidiary of Cantar U.S. acquired in connection with the Permitted
     Acquisition and each Subsidiary of Cantar U.S. that acquires assets in connection with a Permitted Acquisition shall have executed and delivered to Agent a guaranty of the Liabilities, in form and substance satisfactory to Agent, and each such Subsidiary shall have granted a first priority perfected lien (subject to Permitted Liens) in all of its assets acquired in connection with the Permitted Acquisition to secure such guaranty pursuant to documents in form and substance satisfactory to Agent, and each such Subsidiary shall have taken such actions as may be required by Agent in connection therewith.

     "Permitted Liens" shall mean (i) statutory liens of landlords, carriers, warehousemen, processors, mechanics, materialmen or suppliers incurred in the ordinary course of business and securing amounts not yet due or declared to be due by the claimant thereunder; (ii) liens or security interests in favor of Agent; (iii) zoning restrictions and easements, licenses, covenants and other restrictions affecting the use of real property that do not individually or in the aggregate have a Material Adverse Effect on a Company; (iv) liens in connection with purchase money indebtedness and capitalized leases otherwise permitted pursuant to this Agreement, provided, that such liens attach only to the assets the purchase of which was financed by such purchase money indebtedness or which is the subject of such capitalized leases; (v) liens set forth on Schedule 1(a) hereto; (vi) liens in cash or cash equivalents securing obligations under FX Contracts permitted pursuant to subsection 13(b); (v) liens incurred by Cantar U.S. in favor Wells Fargo Equipment Financing Inc. with respect to the equipment set forth on Schedule 1(b); and (vii) liens specifically permitted by Agent in writing.

     "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or foreign or United States government (whether federal, state, county, city, municipal or otherwise), including, without limitation, any instrumentality, division, agency, body or department thereof.

     "Plan" shall have the meaning specified in subsection 12(b)(v) hereof.

     "Pre-Settlement  Determination  Date" shall have the meaning  specified  in
Section 18 hereof.

     "Prime Rate" shall mean LaSalle Bank's publicly announced prime rate (which is not intended to be Lender's lowest or most favorable rate in effect at any time) in effect from time to time.

     "Prime Rate Loans" shall means the Loans bearing interest with reference to the Prime Rate.

     "Product Line" shall mean a product line together with the assets related thereto.

     "Pro Rata Share" shall mean at any time, with respect to any Lender, a fraction (expressed as a percentage in no more than nine (9) decimal places), the numerator of which shall be the sum of the Revolving Loan Commitment, Term Loan A Commitment, Term Loan B Commitment, Term Loan C Commitment, Capital
Expenditure Loan Commitment and Acquisition Loan Commitment of such Lender at such time and the denominator of which shall be the Maximum Loan Limit at such time.

     "PSC" shall mean P.S.C. Moulding Corp., an Ontario corporation.

     "Renewal Term" shall have the meaning specified in Section 10 hereof.

     "Requisite Lenders" shall mean, at any time, (i) if 2 or fewer Lenders hold Commitments, Lenders having Pro Rata Shares aggregating at least one hundred percent (100%) at such time and (ii) if 3 or more Lenders hold Commitments, Lenders having Pro Rata Shares aggregating at least sixty-six and two thirds percent (66 2/3%) at such time.

     "Revolving Loan Commitment" shall mean, with respect to any Lender, the maximum amount of Revolving Loans and Letters of Credit which such Lender has agreed to make or guaranty, as applicable, subject to the terms and conditions of this Agreement, as set forth on the signature page hereto or an Assignment and Acceptance Agreement executed by such Lender, plus, in connection with the consummation of a Permitted Acquisition, such Lender's Pro Rata Share of the advance under the Acquisition Loan Commitment designated by Requisite Lenders as Revolving Loans.

     "Revolving Loan Borrowing Base" shall have the meaning specified in subsection 2(a) hereof.

     "Revolving Loans" shall have the meaning specified in subsection 2(a) hereof.

     "Settlement Date" shall have the meaning specified in Section 18 hereof.

     "Subsidiary" shall mean any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time stock of any other class of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by a Company, or any partnership, joint venture or limited liability company of which more than fifty percent (50%) of the outstanding equity interests are at the time, directly or indirectly, owned by a Company or any partnership of which a Company is a general partner; provided, that notwithstanding the foregoing, PSC shall not be considered a Subsidiary of Parent.

     "Swap Agreement" shall mean that certain ISDA Master Agreement executed by Borrower to any Person.

     "Tangible Net Worth" shall have the meaning specified in subsection 14(a) hereof.

     "Target" shall mean the Persons whose assets or equity interests are the subject of an Acquisition.

     "Tax" shall mean any tax, levy, impost, duty, deduction, withholding or charges of whatever nature required to be paid by Agent or any Lender and/or to be withheld or deducted from any payment otherwise required hereby to be made by a Borrower to Agent or any Lender; provided, that the term "Tax" shall not include any taxes imposed upon the net income (as defined under the internal revenue code of 1986, as amended) of Agent or any Lender.

     "Term Loan A" shall have the meaning specified in subsection 2(b) hereof.

     "Term Loan A Commitment" shall mean, with respect to any Lender, the maximum amount of the Term Loan A which such Lender has agreed to make, subject to the terms and conditions of this Agreement, as set forth on the signature page hereto or on any Assignment and Acceptance Agreement executed by such Lender, plus, in connection with the consummation of a Permitted Acquisition, such Lender's Pro Rata Share of the advance under the Acquisition Loan Commitment designated by Requisite Lenders as an Additional Term Loan A.

     "Term Loan B" shall have the meaning specified in subsection 2(c) hereof.

     "Term Loan B Commitment" shall mean, with respect to any Lender, the maximum amount of Term Loan B which such Lender has agreed to make, subject to the terms and conditions of this Agreement, as set forth on the signature page hereto or any Assignment and Acceptance Agreement executed by such Lender, plus, in connection with the consummation of a Permitted Acquisition, such Lender's Pro Rata Share of the advance under the Acquisition Loan Commitment designated by Requisite Lenders as an Additional Term Loan B.

     "Term Loan C" shall have the meaning specified in subsection 2(d) hereof.

     "Term Loan C Commitment" shall mean, with respect to any Lender, the maximum amount of Term Loan C which such Lender has agreed to make, subject to the terms and conditions of this Agreement, as set forth on the signature page hereto or any Assignment and Acceptance Agreement executed by such Lender.

     "Term Loans" shall mean, collectively, Term Loan A, Additional Term Loan A, Term Loan B, Additional Term Loan B, Term Loan C, and the Capital Expenditure Loans.

     "Total Consideration" shall mean the total amount (but without duplication) of (a) cash paid in connection with any Acquisition, plus (b) indebtedness payable to the seller in connection with such Acquisition, plus (c) the fair market value of any equity securities, including any warrants or options therefore, delivered in connection with any Acquisition, plus (d) the present value of covenants not to compete entered into in connection with such Acquisition or other future payments which are required to be made over a period of time and are not contingent upon Cantar U.S. meeting financial performance objectives (discounted at the Prime Rate), but only to the extent not included in clause (a), (b) or (c) above, plus (e) the amount of indebtedness assumed in connection with such Acquisition.

2.       LOANS.

(a)      Revolving Loans.

     Subject to the terms and conditions of this Agreement and the Other Agreements, during the Original Term and any Renewal Term, each Lender, severally and not jointly, agrees to make its Pro Rata Share of revolving loans and advances (the "Revolving Loans") requested by Cantar U.S. up to such Lender's Revolving Loan Commitment so long as after giving effect to such Revolving Loans, the sum of the aggregate unpaid principal balance of the Revolving Loans and the Non-IRB Letter of Credit Obligations does not exceed an amount up to the sum of the following sublimits (the "Revolving Loan Borrowing Base"):

(i) Up to eighty-five percent (85%) of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith in the ordinary course of a Borrowing Base Company's business) of Eligible Accounts of the Borrowing Base Companies (provided, that such advance rate shall be reduced by one (1) percentage point for each percentage point by which Dilution (as determined by Agent in good faith based on the results of the most recent twelve (12) month period for which Agent has conducted a field audit of the Borrowing Base Companies) exceeds five percent (5%)); plus

(ii) Up to sixty percent (60%) of the lower of cost or market value of Eligible Inventory of the Borrowing Base Companies; plus ----

(iii)Up to sixty percent (60%) against the face amount of commercial Non-IRB Letters of Credit issued or guaranteed by Agent for the purpose of purchasing Eligible Inventory of the Borrowing Base Companies; provided, that such commercial Letters of Credit are in form and substance satisfactory to Agent; minus

(iv) the sum of (A) the FX Reserve, (B) the IRB Reserve, (C) the M&E Loan Reserve, (E) the Fixed Rate Swap Reserve and (E) such other reserves as Agent elects, in its reasonable discretion to establish from time to time (including, without limitation, reserves for rebate and volume discount accruals); provided, that; to the extent Agent may, in accordance with the terms hereof, revise the lending formulas used to determine the Revolving Loan Borrowing Base or establish new criteria or revise existing criteria for Eligible Accounts or Eligible Inventory so as to address any circumstances, condition, event or contingency in an manner satisfactory to Agent, Agent shall not establish a reserve for the same purpose;

provided, that (x) the sum of the advances with respect to clauses (ii) and
(iii) above shall at no time exceed Inventory Sublimit and (y) the Revolving Loan Borrowing Base shall in no event exceed the Maximum Revolving Loan Limit. Any reserve applied against the Revolving Loan Borrower Base relating to an obligation owed by a Company shall be released to the extent such obligation has been satisfied or otherwise terminated.

     The aggregate unpaid principal balance of the Revolving Loans shall not at any time exceed the lesser of the (i) Revolving Loan Borrowing Base minus the Non-IRB Letter of Credit Obligations and (ii) the Maximum Revolving Loan Limit minus the sum of the Non-IRB Letter of Credit Obligations and the IRB Reserve. If at any time the outstanding Revolving Loans exceeds either the Revolving Loan Borrowing Base minus the Non-IRB Letter of Credit Obligations or the Maximum Revolving Loan Limit minus the sum of the Non-IRB Letter of Credit Obligations and the IRB Reserve, or any portion of the Revolving Loans and Non-IRB Letter of Credit Obligations exceeds any applicable sublimit within the Revolving Loan Borrowing Base, Cantar U.S. shall immediately, and without the necessity of demand by Agent, pay to Agent such amount as may be necessary to eliminate such excess and Agent shall apply such payment to the Revolving Loans in such order as Agent shall determine in its sole discretion; provided that Agent may, in its sole discretion, permit such excess (the "Interim Advance") to remain outstanding and continue to advance Revolving Loans to Cantar U.S. on behalf of Lenders without the consent of any Lender for a period of up to thirty (30) calendar days, so long as (i) the amount of the Interim Advances does not exceed at any time the lesser of (x) Two Million and No/100 Dollars ($2,000,000) and
(y) 10% of the Revolving Loan Borrowing Base, (ii) the aggregate outstanding principal balance of the Revolving Loans, Non-IRB Letter of Credit Obligations and the IRB Reserve does not exceed the Maximum Revolving Loan Limit, and (iii) Agent has not been notified by Requisite Lenders to cease making such Revolving Loans. If the Interim Advance is not repaid in full within thirty (30) days of the initial occurrence of the Interim Advance, no future advances may be made to Cantar U.S. without the consent of all Lenders until the Interim Advance is repaid in full.

     Neither Agent nor any Lender shall be responsible for any failure by any other Lender to perform its obligations to make Revolving Loans hereunder, and the failure of any Lender to make its Pro Rata Share of any Revolving Loan hereunder shall not relieve any other Lender of its obligation, if any, to make its Pro Rata Share of any Revolving Loans hereunder. Nothing in this subsection 2(a) or elsewhere in this Agreement or the Other Agreements, shall be deemed to prejudice any rights that Agent or any Borrower may have against any Lender as a result of any default by such Lender hereunder.

     If Cantar  U.S.  makes a request for a  Revolving  Loan as provided  herein
Agent, at its option and in its sole discretion, shall do either of the following:

(i) advance the amount of the proposed Revolving Loan to Cantar U.S. disproportionately (a "Disproportionate Advance") out of Agent's own funds on behalf of Lenders, which advance shall be on the same day as Cantar U.S.'s request therefor with respect to Prime Rate Loans if Cantar U.S. notifies Agent of such request by 10:30 A.M., Chicago time on such day, and request settlement in accordance with Section 18 hereof such that upon such settlement each Lender's share of the outstanding Revolving Loans (including, without limitation, the amount of any Disproportionate Advance) equals its Pro Rata Share; or

(ii) Notify each Lender by telecopy, electronic mail or other similar form of teletransmission of the proposed advance on the same day Agent is notified or deemed notified by Cantar U.S. of Cantar U.S.'s request for an advance pursuant to this Section 2(a). Each Lender shall remit, to the demand deposit account designated by Cantar U.S. (i) with respect to Prime Rate Loans, at or prior to 3:00 P.M., Chicago time, on the date of notification, if such notification is made before 10:30 A.M., Chicago time, or 10:00 A.M., Chicago time, on the Business Day immediately succeeding the date of such notification, if such notification is made after 10:30 A.M., Chicago time, and (ii) with respect to LIBOR Rate Loans, at or prior to 10:30 A.M., Chicago time, on the date such LIBOR Rate Loans are to be advanced, immediately available funds in an amount equal to such Lender's Pro Rata Share of such proposed advance.

If and to the extent that a Lender does not settle with Agent as required under this Agreement (a "Defaulting Lender") Cantar U.S. and Defaulting Lender severally agree to repay to Agent forthwith on demand such amount required to be paid by such Defaulting Lender to Agent, together with interest thereon, for each day from the date such amount is made available to Cantar U.S. until the date such amount is repaid to Agent (x) in the case of a Defaulting Lender at the rate published by the Federal Reserve Bank of New York on the next succeeding Business Day as the "Federal Funds Rate" or if no such rate is published for any Business Day, at the average rate quoted for such day for such transactions from three (3) federal funds brokers of recognized standing selected by Agent, and (y) in the case of Cantar U.S., at the interest rate applicable at such time for such Loans; provided, that Cantar U.S.'s obligation to repay such advance to Agent shall not relieve such Defaulting Lender of its liability to Agent for failure to settle as provided in this Agreement.

     Cantar U.S. hereby authorizes Agent, in its sole discretion, to charge any of Cantar U.S.'s accounts or advance Revolving Loans to make any payments of principal, interest, fees, costs or expenses required to be made under this Agreement or the Other Agreements.

     A request for a Revolving Loan shall be made or shall be deemed to be made, each in the following manner: Cantar U.S. shall give Agent same day notice, no later than 10:30 A.M. (Chicago time) for such day, of its request for a Revolving Loan as a Prime Rate Loan, and at least three (3) Business Days prior notice of its request for a Revolving Loan as a LIBOR Rate Loan, in which notice Cantar U.S. shall specify the amount of the proposed borrowing and the proposed borrowing date; provided, however, that no such request may be made at a time when there exists an Event of Default or an event which, with the passage of time or giving of notice, will become an Event of Default. In the event that Cantar U.S. maintains a controlled disbursement account at LaSalle Bank, each check presented for payment against such controlled disbursement account and any other charge or request for payment against such controlled disbursement account shall constitute a request for a Revolving Loan as a Prime Rate Loan. As an accommodation to Cantar U.S., Agent may permit telephone requests for Revolving Loans and electronic transmittal of instructions, authorizations, agreements or reports to Agent by Cantar U.S.. Unless Cantar U.S. specifically directs Agent in writing not to accept or act upon telephonic or electronic communications from Cantar U.S., Agent shall have no liability to Cantar U.S. for any loss or damage suffered by Cantar U.S. as a result of Agent's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Agent by Cantar U.S. and Agent shall have no duty to verify the origin of any such communication or the authority of the Person sending it.

     Cantar U.S. hereby irrevocably authorizes Agent to disburse the proceeds of each Revolving Loan requested by Cantar U.S., or deemed to be requested by Cantar U.S., as follows: the proceeds of each Revolving Loan requested under
Section 2(a) shall be disbursed by Agent in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Cantar U.S., and in the case of each subsequent borrowing, by wire transfer or Automated Clearing House (ACH) transfer to such bank account as may be agreed upon by Cantar U.S. and Agent from time to time, or elsewhere if pursuant to a written direction from Cantar U.S.

(b)      Term Loan A; Additional Term Loan A.

     Subject to the terms and conditions of this Agreement and the Other Agreements, on the date that the conditions to the initial Loans are satisfied, each Lender severally and not jointly agrees to make a term loan to Cantar U.S. in an amount equal to its Pro Rata Share of Four Million Six Hundred Thousand and No/100 Dollars ($4,600,000.00) (the "Term Loan A"). In addition, subject to the terms and conditions of this Agreement and the Other Agreements, on the date that the conditions to an advance under the Acquisition Loan Commitment with respect to a Permitted Acquisition are satisfied, each Lender severally and not jointly agrees to make an additional term loan to Cantar U.S. in any amount equal to its Pro Rata Share of the Additional Term Loan A applicable to such Permitted Acquisition.

(c)      Term Loan B; Additional Term Loan B.

     Subject to the terms and conditions of this Agreement and the Other Agreements, on the date that the conditions to the initial Loans are satisfied, each Lender severally and not jointly agrees to make a term loan to Cantar U.S. in an amount equal to its Pro Rata Share of Five Million Six Hundred Thousand and No/100 Dollars ($5,600,000.00) (the "Term Loan B"). In addition, subject to the terms and conditions of this Agreement and the Other Agreements, on the date that the conditions to an advance under the Acquisition Loan Commitment with respect to a Permitted Acquisition are satisfied, each Lender severally and not jointly agrees to make an additional term loan to Cantar U.S. in any amount equal to its Pro Rata Share of the Additional Term Loan B applicable to such Permitted Acquisition.

(d)      Term Loan C.

     Subject to the terms and conditions of this Agreement and the Other Agreements, on the date that the conditions to the initial Loans are satisfied, each Lender severally and not jointly agrees to make a term loan to Cantar U.S. in an amount equal to its Pro Rata Share of Two Million and No/100 Dollars ($2,000,000.00) (the "Term Loan C").

(e)      Capital Expenditure Loans.

     Subject to the terms and conditions of this Agreement and the Other Agreements, from time to time after the initial Loans are advanced hereunder and the Initial Syndication has been completed, each Lender severally and not jointly agrees to make advances to Cantar U.S. in an amount equal to the lesser of (i) up to eighty percent (80%) of the purchase price (exclusive of sales taxes, delivery charges and other "soft" costs related to such purchase) of Equipment to be purchased with the proceeds of such advances, and (ii) up to eighty percent (80%) of the orderly liquidation value (as determined by an appraiser reasonably acceptable to Agent) of Equipment to be purchased with the proceeds of such advances, in each case, which Equipment is acceptable to Agent in its sole discretion, and upon which Agent shall have a first priority perfected security interest; provided, that (i) the aggregate original amount advanced by all Lenders for such purchases shall not exceed Five Million and No/100 Dollars ($5,000,000.00) and the aggregate amount advanced by any Lender shall not exceed its Capital Expenditure Loan Commitment, (ii) at least 10 Business Days prior to any such advance hereunder, Cantar U.S. shall have furnished to Agent an invoice and acceptance letter for the Equipment being purchased and shall have executed such documents and taken such other actions as Agent shall require to assure that Agent has a first priority perfected security interest in such Equipment, and (iii) each advance hereunder shall be in an amount not less than One Hundred Thousand and No/100 Dollars ($100,000).

(f)      Acquisition Loan Commitment.

     Subject to the terms and conditions of this Agreement and the Other Agreements, from time to time after the initial Loans are advanced hereunder and the Initial Syndication has been completed, each Lender severally and not jointly agrees to make with respect to a Permitted Acquisition, an advance to Cantar U.S. equal to the sum of (i) up to eighty-five percent (85%) of the Eligible Accounts acquired in connection with such Permitted Acquisition, (ii) up to sixty percent (60%) of the Eligible Inventory acquired in connection with such Permitted Acquisition, (iii) up to eighty percent (80%) of the orderly liquidation value of Equipment acceptable to Agent in its sole discretion acquired in connection with such Permitted Acquisition (as determined by an appraiser reasonably acceptable to Agent), and (iv) up to seventy percent (70%) fair market value of real property acceptable to Agent in its sole discretion acquired in connection with such Permitted Acquisition (as determined by an appraiser reasonably acceptable to Agent), in each case such amounts to be subject to Lenders' due diligence (including, without limitation, collateral audits) and, with respect to advances pursuant to clauses (i) and (ii) above, any reserves Agent deems appropriate, provided, that the aggregate amount advanced by any Lender shall not exceed its Acquisition Loan Commitment. Each advance with respect to a Permitted Acquisition shall be designated by Requisite Lenders as a Revolving Loan, an Additional Term Loan A and/or an Additional Term Loan B as follows: all or a portion of such advance up to an amount equal to the sum of the amounts set forth in clauses (i) and (ii) of this subsection 2(f) (net of adjustments after completion of Lenders' due diligence and reserves established by Agent) shall be designated as Revolving Loans; after such designation of the Revolving Loans, any remaining portion of the advance shall be designated as an Additional Term Loan A up to the amount set forth in clause
(iii) of this subsection 2(f) (net of adjustments after completion of Lenders' due diligence established by Agent); and after such designation of Revolving Loans and Additional Term Loan A, any remaining portion of such advance shall be designated as an Additional Term Loan B.

     A request for an advance under this subsection 2(f) shall be made or shall be deemed to be made, each in the following manner: Cantar U.S. shall give Agent at least thirty (30) Business Days prior written notice of its request for such an advance and shall specify the amount of the proposed borrowing and the proposed borrowing date; provided, however, that no such request may be made at a time when there exists an Event of Default or an event which, with the passage of time or giving of notice, will become an Event of Default.

     Notwithstanding anything contained herein to the contrary, in the event the request by Cantar U.S. for an advance under this subsection 2(f) is in connection with a Permitted Acquisition of a wholly owned domestic Subsidiary of Cantar U.S. or a Permitted Acquisition of assets by a wholly owned domestic Subsidiary of Cantar U.S., Requisite Lenders reserve the right to require, as a condition to such advance, that such wholly owned domestic Subsidiary become a borrower hereunder and that this Agreement be amended accordingly in a manner satisfactory to Requisite Lenders.

     In addition to all other conditions set forth herein and in the Other Agreements, the obligation of each Lender to make an advance under this subsection 2(f) is subject to the satisfaction of the following conditions precedent on the relevant borrowing date:

(i) Agent and Lenders shall have completed, and be satisfied with, their due diligence with respect to the applicable Permitted Acquisition, which due diligence shall include, without limitation, collateral audits and appraisals of the assets to be acquired, review of environmental matters, review of UCC, tax and judgment searches, and Agent shall have obtained title insurance and ALTA surveys on all real property to be acquired; and

(ii) Agent shall have received complete executed or conformed copies of each document, instrument and agreement executed in connection with such Permitted Acquisition.

(g)  Repayments.

(i) Repayment of Revolving Loans. The Revolving Loans and all other Liabilities (other than the Term Loans and IRB Loans) shall be repaid on the last day of the Original Term or any Renewal Term if this Agreement is renewed pursuant to Section 10 hereof.

(ii) Repayment of Term Loan A. Term Loan A shall be repaid in eighty-four (84) equal consecutive monthly installments of Fifty-Four Thousand Seven Hundred Sixty-One and 91/100 Dollars ($54,761.91) payable on the first day of each month (commencing August 1, 2002); provided, that any remaining outstanding principal balance of Term Loan A shall be repaid at the end of the Original Term or any Renewal Term if this Agreement is renewed pursuant to Section 10 hereof. If any such payment due date is not a Business Day, then such payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and fees due hereunder.

(iii)Repayment of Additional Term Loan A. Each Additional Term Loan A shall be repaid in eighty-four (84) equal consecutive monthly installments of 1/84th of such Additional Term Loan A payable on the first day of each month (commencing on the first day of the first calendar month following the applicable Permitted Acquisition); provided, that any remaining outstanding principal balance of each Additional Term Loan A shall be repaid at the end of the Original Term or any Renewal Term if this Agreement is renewed pursuant to Section 10 hereof. If any such payment due date is not a Business Day, then such payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and fees due hereunder.

(iv) Repayment of Term Loan B. Term Loan B shall be repaid in one hundred twenty
     (120) equal consecutive monthly installments of Forty-Six Thousand Six Hundred Sixty Six and 67/100 Dollars ($46,666.67) payable on the first day of each month (commencing August 1, 2002); provided that any remaining outstanding principal balance of Term Loan B shall be repaid at the end of the Original Term or any Renewal Term if this Agreement is renewed pursuant to Section 10 hereof. If any such payment due date is not a Business Day, then such payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and fees due hereunder.

(v) Repayment of Additional Term Loan B. Each Additional Term Loan B shall be repaid in one hundred twenty (120) equal consecutive monthly installments of 1/120th of such Additional Term Loan B payable on the first day of each month (commencing on the first day of the first calendar month following the applicable Permitted Acquisition); provided, that any remaining outstanding principal balance of Additional Term Loan B shall be repaid at the end of the Original Term or any Renewal Term if this Agreement is renewed pursuant to Section 10 hereof. If any such payment due date is not a Business Day, then such payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and fees due hereunder.

(vi) Repayment of Capital Expenditure Loans. Each Capital Expenditure Loan shall be repaid in sixty (60) equal consecutive monthly installments in an amount sufficient to repay such Capital Expenditure Loan in full by the final payment. Such payments shall be made on the first day of each month (commencing on the first day of the first calendar month following the date such Capital Expenditure Loan was made); provided, that any remaining outstanding principal balance of the Capital Expenditures Loan shall be repaid at the end of the Original Term or any Renewal Term if this Agreement is renewed pursuant to Section 10 hereof. If any such payment due date is not a Business Day, then such payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and fees due hereunder.

(vii)Repayment of Term Loan C. Term Loan C shall be repaid in twenty-four (24) equal consecutive monthly installments of Eighty-Three Thousand Three Hundred Thirty-Three and 33/100 Dollars ($83,333.33) payable on the first day of each month (commencing August 1, 2002); provided, that any remaining outstanding principal balance of Term Loan C shall be repaid at the end of the Original Term or any Renewal Term if this Agreement is renewed pursuant to Section 10 hereof. If any such payment due date is not a Business Day, then such payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and fees due hereunder.

(viii) Repayment of IRB Loans. Each of the Mabex IRB Loan, the Cantar U.S. IRB Loan and Performa IRB Loan shall be repayable upon demand.

(ix) Mandatory Prepayments of the Term Loans. Sales of Assets. Upon receipt of the proceeds in excess of $10,000 for any single transaction or series of related transactions or in excess of $100,000 in the aggregate in any year of the sale or other disposition of any Equipment or real property of any Company (other than assets securing the Wells Fargo Loan, to the extent that the proceeds from the disposition of such assets are required to be held or applied for the benefit of such loan or Wells Fargo Equipment Financing Inc. elects pursuant to the Wells Fargo Loan that such proceeds are to be held or applied for the benefit of such loan) which is subject to a mortgage in favor of Agent, or if any of the Equipment or real property subject to such mortgage is damaged, destroyed or taken by condemnation in whole or in part, an amount equal to either (x) the amount of the proceeds (less the amount, if any, needed to satisfy any lien or security interest in the assets sold to the extent such lien has priority over the security interests in favor of the Agent in such assets) thereof or (y) if no Default or Event of Default has occurred and is continuing and if such equipment or real property has been valued pursuant to the appraisal prepared by Hilco Appraisal Services, LLC and dated February 11, 2002, the lesser of the proceeds (less the amount, if any, needed to satisfy any lien or security interest in the assets sold to the extent such lien has priority over the security interests in favor of the Agent in such assets) thereof and the appraised value of such Equipment or real property shall be paid by Cantar U.S. to Agent, for the benefit of Agent and Lenders as a mandatory prepayment of the Term Loans as follows: first, to the installments of principal in respect of Term Loan B and any Additional Term Loan B in the ----- inverse order of their maturities until repaid in full; second, to the installments of principal in respect of Term Loan A ------ and any Additional Term Loan A in the inverse order of their maturities until repaid in full; third, to the installments of ----- principal in respect of Capital Expenditure Loans in the inverse order of their maturities until repaid in full; and fourth, ------ to the installments of principal in respect of Term Loan C in the inverse order of their maturities. Notwithstanding the foregoing, during the existence of an Event of Default, such mandatory prepayment may be applied to the Liabilities in such order and manner as Requisite Lenders shall elect.

(h)      Notes.

     The Loans shall, in Agent's and Lenders' sole discretion, be evidenced by one or more promissory notes in form and substance satisfactory to each Lender. However, if such Loans are not so evidenced, such Loans may be evidenced solely by entries upon the books and records maintained by Agent and each Lender.

3. NON-IRB LETTERS OF CREDIT; MABEX IRB L/C; PERFORMA IRB L/C; FX CONTRACTS.

(a) General Terms for Non-IRB Letters of Credit.

     Subject to the terms and conditions of the Agreement and the Other Agreements, during the Original Term or any Renewal Term, Agent shall, from time to time issue, cause to be issued and co-sign for or otherwise guarantee, upon Cantar U.S.'s request, commercial and/or standby Non-IRB Letters of Credit; provided, that the aggregate undrawn face amount of all such Non-IRB Letters of Credit shall at no time exceed Letter of Credit Sublimit. Payments made by Agent or Lenders to any Person on account of any Non-IRB Letter of Credit shall constitute Revolving Loans hereunder and Cantar U.S. agrees that each payment made by the issuer of a Non-IRB Letter of Credit in respect of a Non-IRB Letter of Credit shall constitute a request by Cantar U.S. for a Revolving Loan to reimburse such issuer. Cantar U.S. shall remit to Agent, for the benefit of Lenders, a Letter of Credit fee equal to one and one-half percent (1.5%) per annum on the aggregate undrawn face amount of all Non-IRB Letters of Credit outstanding, which fee shall be payable monthly in arrears on the first Business Day of each month. Cantar U.S. shall also pay on demand the normal and customary administrative charges of the issuer of the Letter of Credit for issuance, amendment, negotiation, renewal or extension of any Non-IRB Letter of Credit, including a minimum fee of One Hundred Fifty and No/100 Dollars ($150.00) per transaction.

(b)      General Terms for Mabex IRB L/C.

     Subject to the terms and conditions of the Agreement and the Other Agreements, on the date that the conditions to the initial Loans are satisfied, Agent shall cause to be issued and co-sign for or otherwise guarantee, the Mabex IRB L/C for the account of Mabex. Payments made by Agent or Lenders to any Person on account of the Mabex IRB L/C shall constitute advances hereunder for the account of Mabex (each such advance, a "Mabex IRB Loan") and Cantar U.S. agrees that each payment made by the issuer of the Mabex IRB L/C in respect of the Mabex IRB L/C shall constitute a request by Cantar U.S. for a Revolving Loan to repay the Mabex IRB Loan. Mabex shall remit to Agent, for the benefit of Lenders, a Letter of Credit fee equal to one and one-half percent (1.5%) per annum on the aggregate undrawn face amount of the Mabex IRB L/C outstanding, which fee shall be payable monthly in arrears on the first Business Day of each month. Mabex shall also pay on demand the normal and customary administrative charges of the issuer of the Mabex IRB L/C for issuance, amendment, negotiation, renewal or extension of any Letter of Credit, including a minimum fee of $150 per transaction.

(c) General Terms for Performa IRB L/C.

     Subject to the terms and conditions of the Agreement and the Other Agreements, on the date that the conditions to the initial Loans are satisfied, Agent shall cause to be issued and co-sign for or otherwise guarantee, the Performa IRB L/C for the account of Performa. Payments made by Agent or Lenders to any Person on account of the Performa IRB L/C with respect to payments required to be made by Performa pursuant to the Performa IRB Loan Agreement shall constitute advances hereunder for the account of Performa (each such advance, a "Performa IRB Loan") and payments made by Agent or Lenders to any Person on account of the Performa IRB L/C with respect to payments required to be made by Cantar U.S. pursuant to the Cantar U.S. IRB Loan Agreement shall constitute advances hereunder for the account of Performa (each such advance, a "Cantar U.S. IRB Loan") and Cantar U.S. agrees that each payment made by the issuer of the Performa IRB L/C in respect of the Performa IRB L/C shall constitute a request by Cantar U.S. for a Revolving Loan to repay the Performa IRB Loan or Cantar U.S. IRB Loan. Performa shall remit to Agent, for the benefit of Lenders, a Letter of Credit fee equal to one and one-half percent (1.5%) per annum on the aggregate undrawn face amount of the Performa IRB L/C outstanding, which fee shall be payable monthly in arrears on the first Business Day of each month. Performa shall also pay on demand the normal and customary administrative charges of the issuer of the Performa IRB L/C for issuance, amendment, negotiation, renewal or extension of any Letter of Credit, including a minimum fee of $150 per transaction.

(d) Requests for Non-IRB Letters of Credit.

     With respect to any Non-IRB Letter of Credit to be issued for the account of Cantar U.S., Cantar U.S. shall make requests for such Non-IRB Letter of Credit in writing at least three (3) Business Days prior to the date such Non-IRB Letter of Credit is to be issued. Each such request shall specify the date such Non-IRB Letter of Credit is to be issued, the amount thereof, the name and address of the beneficiary thereof and a description of the transaction to be supported thereby. Any such notice shall be accompanied by the form of Non-IRB Letter of Credit requested and any application or reimbursement agreement required by the issuer of such Non-IRB Letter of Credit. If any term of such application or reimbursement agreement is inconsistent with this Agreement, then the provisions of this Agreement shall control to the extent of such inconsistency.

(e)      Obligations Absolute - Letters of Credit.

     Each Borrower shall be obligated to reimburse the issuer of any Letter of Credit issued for such Borrower's account, or Agent and/or Lenders if Agent and/or Lenders have reimbursed such issuer on such Borrower's behalf, for any payments made in respect of any Letter of Credit, which obligation shall be unconditional and irrevocable and shall be paid regardless of: (i) any lack of validity or enforceability of any Letter of Credit, (ii) any amendment or waiver of or consent or departure from all or any provisions of any Letter of Credit, this Agreement or any Other Agreement, (iii) the existence of any claim, set off, defense or other right which such Borrower or any other Person may have against any beneficiary of any Letter of Credit or Agent, any Lender or the issuer of the Letter of Credit, (iv) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, (v) any payment under any Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, and (vi) any other act or omission to act or delay of any kind of the issuer of such Letter of Credit, Agent, any Lender or any other Person or any other event or circumstance that might otherwise constitute a legal or equitable discharge of such Borrower's obligations hereunder. It is understood and agreed by each Borrower that the issuer of any Letter of Credit may accept documents that appear on their face to be in order without further investigation or inquiry, regardless of any notice or information to the contrary.

(f)      Expiration Dates of Letters of Credit.

     The expiration date of each Letter of Credit shall be no later than the earlier of (i) one (1) year from the date of issuance and (ii) the thirtieth
(30th) day prior to the end of the Original Term or any Renewal Term. Notwithstanding the foregoing, a Letter of Credit may provide for automatic extensions of its expiration date for one or more one (1) year periods, so long as the issuer thereof has the right to terminate the Letter of Credit at the end of each one (1) year period and no extension period extends past the thirtieth
(30th) day prior to the end of the Original Term or any Renewal Term.

(g)      Participation - Letters of Credit.

     Immediately upon the issuance of a Letter of Credit for the account of a Borrower in accordance with this Agreement, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from Agent, without recourse or warranty, an undivided interest and participation therein to the extent of such Lender's Pro Rata Share (including, without limitation, all obligations of such Borrower with respect thereto). Each Borrower hereby indemnifies Agent and each Lender against any and all liability and expense it may incur in connection with any Letter of Credit issued for the account of such Borrower and agrees to reimburse Agent and each Lender for any payment made by Agent or any Lender to the issuer.

(h)      General Terms for FX Contracts.

     Subject to the terms and conditions of the Agreement and the Other Agreements, during the Original Term or any Renewal Term, Agent shall cause to be issued and co-sign for or otherwise guarantee, upon Cantar U.S.'s request, FX Contracts; provided, that at no time shall all FX Contracts outstanding result in an FX Reserve that exceeds FX Sublimit. Payments made by Agent or Lenders to any Person on account of any FX Contract shall constitute Revolving Loans hereunder and Cantar U.S. agrees that each payment made in respect of an FX Contract shall constitute a request by Cantar U.S. for a Revolving Loan to reimburse such issuer.

(i)      Requests for FX Contracts.

     Cantar U.S.  shall make requests for FX Contracts in writing at least three
(3) Business Days prior to the date such FX Contract is to be issued. Each such request shall specify the date such FX Contract is to be entered into. Any such notice shall be accompanied by the form of FX Contract. If any term of such FX Contract is inconsistent with this Agreement, then the provisions of this Agreement shall control to the extent of such inconsistency.

(j)      Obligations Absolute - FX Contracts.

     Cantar U.S. shall be obligated to reimburse FX Bank under the FX Contract, or Agent and/or Lenders if Agent and/or Lenders have reimbursed such FX Bank on Cantar U.S.'s behalf, for any payments made in respect of any FX Contract, which obligation to the Agent and/or any Lender shall be unconditional and irrevocable and shall be paid regardless of: (i) any lack of validity or enforceability of any FX Contract, (ii) any amendment or waiver of or consent or departure from all or any provisions of any FX Contract, this Agreement or any Other Agreement,
(iii) the existence of any claim, set off, defense or other right which Cantar U.S. or any other Person may have against FX Bank under such FX Contract or Agent, any Lender, and (iv) any other act or omission to act or delay of any kind of the bank under the FX Contract, Agent, any Lender or any other Person or any other event or circumstance that might otherwise constitute a legal or equitable discharge of Cantar U.S.'s obligations hereunder. It is understood and agreed by Cantar U.S. that FX Bank under the FX Contract may accept documents that appear on their face to be in order without further investigation or inquiry, regardless of any notice or information to the contrary. Nothing herein will amend, alter or preclude any rights of Cantar U.S. with respect to the FX Bank.

(k)      Expiration Dates of FX Contracts.

     The expiration date of each FX Contract shall be no later than the earlier of (i) one (1) year from the date of issuance and (ii) the thirtieth (30th) day prior to the end of the Original Term or any Renewal Term.

(l)      Participation - FX Contracts.

     Immediately upon the entering into an FX Contract in accordance with this Agreement, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from Agent, without recourse or warranty, an undivided interest and participation therein to the extent of such Lender's Pro Rata Share (including, without limitation, all obligations of Cantar U.S. with respect thereto). Cantar U.S. hereby indemnifies Agent and each Lender against any and all liability and expense it may incur in connection with any FX Contract and agrees to reimburse Agent and each Lender for any payment made by Agent or any Lender to FX Bank under the FX Contract.

4.       INTEREST, FEES AND CHARGES.

(a)      Interest Rate.

     Subject to the terms and conditions set forth below, the Loans shall bear interest at the per annum rate of interest set forth in subsection (i), (ii) or
(iii) below:

(i) The Revolving Loans and IRB Loans shall bear interest at the Prime Rate in effect from time to time, payable on the first day of each month in arrears, and the Term Loans shall bear interest at one-half of one percent (0.5%) per annum in excess of the Prime Rate in effect from time to time, payable on the first day of each month in arrears. Said rates of interest shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the effective date of each such change in the Prime Rate.

(ii) The Revolving Loans shall bear interest at two hundred seventy-five (275) basis points in excess of the LIBOR Rate for the applicable Interest Rate Period, such rate to remain fixed for such Interest Period, and the Term Loans shall bear interest at thee hundred (300) basis points in excess of the LIBOR Rate for the applicable Interest Period, such rate to remain fixed for such Interest Period. "Interest Period" shall mean any continuous period of thirty (30), sixty (60), ninety (90) or one hundred eighty (180) days, as selected from time to time by Cantar U.S. by irrevocable notice (in writing, by telecopy, telex, telegram, electronic mail or cable) given to Agent not less than three (3) Business Days prior to the first day of each respective Interest Period; provided that: (A) each such period occurring after such initial period shall commence on the day on which the immediately preceding period expires; (B) the final Interest Period shall be such that its expiration occurs on or before the end of the Original Term or any Renewal Term; and (C) if for any reason Cantar U.S. shall fail to timely select a period, then such Loans shall continue as, or revert to, Prime Rate Loans. Interest shall be payable on the last Business Day of each month in arrears and on the last Business Day of each Interest Period.

(iii)Upon the occurrence of an Event of Default and during the continuance thereof, the Loans shall bear interest at the rate of two percent (2.0%) per annum in excess of the interest rate otherwise payable thereon, which interest shall be payable on demand. All interest shall be calculated on the basis of a 360-day year.

(b)      Other LIBOR Provisions.

(i) Subject to the provisions of this Agreement, Cantar U.S. shall have the option (A) as of any date, to convert all or any part of the Prime Rate Loans to, or request that new Loans be made as, LIBOR Rate Loans of various Interest Periods, (B) as of the last day of any Interest Period, to continue all or any portion of the relevant LIBOR Rate Loans as LIBOR Rate Loans; (C) as of the last day of any Interest Period, to convert all or any portion of the LIBOR Rate Loans to Prime Rate Loans; and (D) at any time, to request new Loans as Prime Rate Loans; provided, that Loans may not be continued as or converted to LIBOR Rate Loans if the continuation or conversion thereof would violate the provisions of subsections 4(b)(ii) or 4(b)(iii) of this Agreement or if an Event of Default has occurred. Notwithstanding the foregoing, Cantar U.S. shall not request that the IRB Loans be LIBOR Rate Loans.

(ii) Agent's determination of the LIBOR Rate as provided above shall be conclusive, absent manifest error. Furthermore, if Agent or any Lender determines, in good faith (which determination shall be conclusive, absent manifest error), prior to the commencement of any Interest Period that (A) U.S. Dollar deposits of sufficient amount and maturity for funding the Loans are not available to Agent or such Lender in the London Interbank Eurodollar market in the ordinary course of business, or (B) by reason of circumstances affecting the London Interbank Eurodollar market, adequate and fair means do not exist for ascertaining the rate of interest to be applicable to the Loans requested by Cantar U.S. to be LIBOR Rate Loans or the Loans bearing interest at the rates set forth in subsection 4(a)(ii) of this Agreement shall not represent the effective pricing -------------------- to such Lender for U.S. Dollar deposits of a comparable amount for the relevant period (such as for example, but not limited to, official reserve requirements required by Regulation D to the extent not given effect in determining the rate), Agent shall promptly notify Cantar U.S. and (1) all existing LIBOR Rate Loans shall convert to Prime Rate Loans upon the end of the applicable Interest Period, and (2) no additional LIBOR Rate Loans shall be made until such circumstances are cured.

(iii)If, after the date hereof, the introduction of, or any change in any applicable law, treaty, rule, regulation or guideline or in the interpretation or administration thereof by any governmental authority or any central bank or other fiscal, monetary or other authority having jurisdiction over Agent or any Lender or its lending offices (a "Regulatory Change"), shall, in the opinion of counsel to Agent or such Lender, make it unlawful for Agent or such Lender to make or maintain LIBOR Rate Loans, then Agent shall promptly notify Cantar U.S. and (A) the LIBOR Rate Loans shall immediately convert to Prime Rate Loans on the last Business Day of the then existing Interest Period or on such earlier date as required by law and (B) no additional LIBOR Rate Loans shall be made until such circumstance is cured.

(iv) If, for any reason, a LIBOR Rate Loan is paid prior to the last Business Day of any Interest Period or if a LIBOR Rate Loan does not occur on a date specified by Cantar U.S. in its request (other than as a result of a default by Agent or a Lender), Cantar U.S. agrees to indemnify Agent and each Lender against any loss (including any loss on redeployment of the deposits or other funds acquired by Agent or such Lender to fund or maintain such LIBOR Rate Loan) cost or expense incurred by Agent or such Lender as a result of such prepayment.

(v) If any Regulatory Change (whether or not having the force of law) shall (A) impose, modify or deem applicable any assessment, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of or loans by, or any other acquisition of funds or disbursements by, Agent or any Lender; (B) subject Agent or any Lender or the LIBOR Rate Loans to any Tax or change the basis of taxation of payments to Agent or any Lender of principal or interest due from Cantar U.S. to Agent or such Lender hereunder (other than a change in the taxation of the overall net income of Agent or such Lender); or (C) impose on Agent or any Lender any other condition regarding the LIBOR Rate Loans or Agent's or any Lender's funding thereof, and Agent or any Lender shall determine (which determination shall be conclusive, absent any manifest error) that the result of the foregoing is to increase the cost to Agent or such Lender of making or maintaining the LIBOR Rate Loans or to reduce the amount of principal or interest received by Agent or such Lender hereunder, then Cantar U.S. shall pay to such party, on demand, such additional amounts as such party shall, from time to time, determine are sufficient to compensate and indemnify such party from such increased cost or reduced amount.

(vi) Each of Agent and each Lender shall receive payments of amounts of principal of and interest with respect to the LIBOR Rate Loans free and clear of, and without deduction for, any Taxes. If (A) Agent or any Lender shall be subject to any Tax in respect of any LIBOR Rate Loans or any part thereof or, (B) Cantar U.S. shall be required to withhold or deduct any Tax from any such amount, the LIBOR Rate applicable to such LIBOR Rate Loans shall be adjusted by Agent or such Lender to reflect all additional costs incurred by Agent or such Lender in connection with the payment by Agent or such Lender or the withholding by Cantar U.S. of such Tax and Cantar U.S. shall provide Agent or such Lender with a statement detailing the amount of any such Tax actually paid by Cantar U.S.. Determination by Agent or any Lender of the amount of such costs shall be conclusive, absent manifest error. If, after any such adjustment, any part of any Tax paid by Agent or any Lender is subsequently recovered by Agent or such Lender, such party shall reimburse Cantar U.S. to the extent of the amount so recovered. A certificate of an officer of Agent or any Lender setting forth the amount of such recovery and the basis therefor shall be conclusive, absent manifest error.

(vii)Each request for LIBOR Rate Loans shall be in an amount not less than Five Hundred Thousand and No/100 Dollars ($500,000), and in integral multiples of, One Hundred Thousand and No/100 Dollars ($100,000).

(viii) Unless otherwise specified by Cantar U.S., all Loans shall be Prime Rate Loans.

(ix) No more than 3 Interest Periods may be in effect with respect to outstanding LIBOR Rate Loans that are Revolving Loans at any one time, no more than 1 Interest Period may be in effect with respect to outstanding LIBOR Rate Loans that are Term Loan As at any one time, no more than 1 Interest Period may be in effect with respect to outstanding LIBOR Rate Loans that are Term Loan Bs at any one time, no more than 1 Interest Period may be in effect with respect to outstanding LIBOR Rate Loans that are Term Loan Cs at any one time and no more than 1 Interest Period may be in effect with respect to outstanding LIBOR Rate Loans that are Capital Expenditure Loans at any one time.

(x)  The IRB Loans shall be Prime Rate Loans at all times.

(c)      Fees And Charges.

(i) Closing Fee: Cantar U.S. shall pay to Agent, for its own account, a closing fee of One Hundred Seventy-Six Thousand Three Hundred Twenty-Seven and No/100 Dollars ($176,327.00), which fee shall be fully earned and payable on the date of disbursement of the initial Loans hereunder and of which Fifty-Eight Thousand Seven Hundred Seventy-Five and No/100 Dollars ($58,775.00) shall be payable on the date the initial Loans are funded, of which Fifty-Eight Thousand Seven Hundred Seventy-Five and No/100 Dollars ($58,775.00) shall be payable on the earlier of the first anniversary of the date hereof and the termination of this Agreement, and of which Fifty-Eight Thousand Seven Hundred Seventy-Six and No/100 Dollars ($58,776.00) shall be payable on the earlier of the second anniversary of the date hereof and the termination of this Agreement.

(ii) Unused Line Fee: Cantar U.S. shall pay to Agent, for the benefit of Lenders, an unused line fee of three-eighths of one percent (0.375%) of the difference between the Maximum Revolving Loan Limit and the average daily balance of the Revolving Loans plus the IRB Loans, plus the Non-IRB Letter of Credit Obligations, plus the undrawn Mabex IRB L/C and the undrawn Performa IRB L/C for each month, which fee shall be fully earned by Lenders and payable monthly in arrears on the first day of each month. Said fee shall be calculated on the basis of a 360 day year.

(iii)Costs and Expenses: Cantar U.S. shall reimburse Agent for all costs and expenses, including, without limitation, legal expenses and reasonable attorneys' fees, incurred by Agent in connection with the (i) documentation and consummation of this transaction and any other transactions among any Company, Agent and Lenders, including, without limitation, Uniform Commercial Code and other public record searches and filings, overnight courier or other express or messenger delivery, appraisal costs, surveys, title insurance and environmental audit or review costs; (ii) collection, protection or enforcement of any rights in or to the Collateral; (iii) collection of any Liabilities; and (iv) administration and enforcement of any of Agent's and/or any Lender's rights under this Agreement or any Other Agreement. Cantar U.S. shall also pay all normal service charges with respect to all accounts maintained by any Company with any Lender and LaSalle Bank and any additional services requested by any Company from any Lender and LaSalle Bank. All such costs, expenses and charges shall, if owed to LaSalle Bank, be reimbursed by Agent and Lenders and in such event, or in the event such costs and expenses are owed to constitute Liabilities hereunder, shall be payable by Cantar U.S. to LBCI on demand, and until paid, shall bear interest at the highest rate then applicable to Loans hereunder. In addition, following the occurrence of an Event of Default, Cantar U.S. shall reimburse each Lender for all costs and expenses, including, without limitation, legal expenses and reasonable attorneys' fees, incurred by such Lender in connection with the (i) collection, protection or enforcement of any rights in or to the Collateral; (ii) collection of any Liabilities; and (iii) administration and enforcement of any of Lenders' rights under this Agreement.

(iv) Capital Adequacy Charge. If Agent or any Lender shall have determined that the adoption of any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or application thereof, or compliance by Agent or such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or governmental authority enacted after the date hereof, does or shall have the effect of reducing the rate of return on such party's capital as a consequence of its obligations hereunder to a level below that which Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration such party's policies with respect to capital adequacy) by a material amount, then from time to time, after submission by Agent to Cantar U.S. of a written demand therefor ("Capital Adequacy Demand") together with the certificate described below, Cantar U.S. shall pay to such party such additional amount or amounts ("Capital Adequacy Charge") as will compensate such party for such reduction, such Capital Adequacy Demand to be made with reasonable promptness following such determination. A certificate of Agent or such Lender claiming entitlement to payment as set forth above shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such reduction, the amount of the Capital Adequacy Charge to be paid to Agent or such Lender, and the method by which such amount was determined. In determining such amount, the applicable party may use any reasonable averaging and attribution method, applied on a non-discriminatory basis.

(d)      Taxes.

(i) Any and all payments by a Borrower hereunder shall be made, in accordance with this Section 4(d), free and clear of and without deduction for any and all present or future Taxes. If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4(d)) Agent or Lenders, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (ii) such Borrower shall make such deductions, and (iii) such Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within 30 days after the date of any payment of Taxes, such Borrower shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof. Agent and Lenders shall not be obligated to return or refund any amounts received pursuant to this Section.

(ii) Each Credit Party that is a signatory hereto shall indemnify and, within 10 days of demand therefor, pay Agent and each Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 4(d)) paid by Agent or such Lender, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

(iii)Each Lender organized under the laws of a jurisdiction outside the United States (a "Foreign Lender") as to which payments to be made under this Agreement are exempt from United States withholding tax under an applicable statute or tax treaty shall provide to Borrowers and Agent a properly completed and executed IRS Form W-8ECI or Form W-8BEN or other applicable form, certificate or document prescribed by the Internal Revenue Service or the United States certifying as to such Foreign Lender's entitlement to such exemption (a "Certificate of Exemption"). Any foreign Person that seeks to become a Lender under this Agreement shall provide a Certificate of Exemption to Borrowers and Agent prior to becoming a Lender hereunder. No foreign Person may become a Lender hereunder if such Person fails to deliver a Certificate of Exemption in advance of becoming a Lender.

(e)      Maximum Interest.

     It is the intent of the parties that the rate of interest and other charges to Borrowers under this Agreement and the Other Agreements shall be lawful; therefore, if for any reason the interest or other charges payable under this Agreement are found by a court of competent jurisdiction, in a final determination, to exceed the limit which Agent or any Lender may lawfully charge Borrowers, then the obligation to pay interest and other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to Borrowers.

5.       COLLATERAL.

(a)      Grant of Security Interest to Agent.

     Each Company hereby assigns to Agent, for the benefit of Lenders and Canadian Lender, and grants to Agent, for the benefit of Lenders and Canadian Lender, a continuing security interest in the following property of such Company, whether now or hereafter owned, existing, acquired or arising and wherever now or hereafter located to secure the Liabilities of such Company: (a) all Accounts (whether or not Eligible Accounts) and all Goods whose sale, lease or other disposition by such Company has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, such Company; (b) all Chattel Paper, Instruments, Documents and General Intangibles (including, without limitation, all rights under the provisions of Article VI of the Development Agreement among the City of Youngstown, Cantar U.S. and Performa dated June 13, 1996 and all patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, copyright applications, registrations, licenses, software, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contract rights, payment intangibles, security interests, security deposits, and rights to indemnification); (c) all Inventory (whether or not Eligible Inventory); (d) all Goods (other than Inventory), including, without limitation, Equipment, vehicles and Fixtures; (e) all Investment Property; (f) all Deposit Accounts, bank accounts, deposits and cash; (g) all Letter-of-Credit Rights; (h) Commercial Tort Claims listed on Exhibit C hereto; (i) any other property of such Company now or hereafter in the possession, custody or control of Agent or any Lender or any agent or any parent, affiliate or subsidiary of Agent or any Lender or any participant with any Lender in the Loans, for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise); and (j) all additions and accessions to, substitutions for, and replacements, products and Proceeds of the foregoing property, including, without limitation, proceeds of all insurance policies insuring the foregoing property, and all of such Company's books and records relating to any of the foregoing and to such Company's business.

(b)      Other Security.

     Agent, in its sole discretion, without waiving or releasing any obligation, liability or duty of any Company under this Agreement or the Other Agreements or any Event of Default, may at any time or times hereafter, but shall not be obligated to, pay, acquire or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person in, upon or against the Collateral. All sums paid by Agent in respect thereof and all costs, fees and expenses including, without limitation, reasonable attorney fees, all court costs and all other charges relating thereto incurred by Agent shall constitute Liabilities of Cantar U.S., payable by Cantar U.S. to Agent on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

(c)      Possessory Collateral.

     Immediately upon a Company's receipt of any portion of the Collateral evidenced by an agreement, Instrument or Document, including, without limitation, any Tangible Chattel Paper and any Investment Property consisting of certificated securities, such Company shall deliver the original thereof to Agent together with an appropriate endorsement or other specific evidence of assignment thereof to Agent (in form and substance reasonably acceptable to Agent). If an endorsement or assignment of any such items shall not be made for any reason, Agent is hereby irrevocably authorized, as such Company's attorney and agent-in-fact, to endorse or assign the same on such Company's behalf.

(d)      Electronic Chattel Paper.

     To the extent that a Company obtains or maintains any Electronic Chattel Paper, such Company shall create, store and assign the record or records comprising the Electronic Chattel Paper in such a manner that (i) a single authoritative copy of the record or records exists which is unique, identifiable and except as otherwise provided in clauses (iv), (v) and (vi) below, unalterable, (ii) the authoritative copy identifies Agent as the assignee of the record or records, (iii) the authoritative copy is communicated to and maintained by the Agent or its designated custodian, (iv) copies or revisions that add or change an identified assignee of the authoritative copy can only be made with the participation of Agent, (v) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy that is not the authoritative copy and (vi) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

6.     PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS THEREIN.

     Each Company shall, at Agent's request, at any time and from time to time, authenticate, execute and deliver to Agent such financing statements, documents and other agreements and instruments (and pay the cost of filing or recording the same in all public offices deemed necessary or desirable by Agent) and do such other acts and things or cause third parties to do such other acts and things as Agent may deem necessary or desirable in its reasonable discretion in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favor of Agent (free and clear of all other liens, claims, encumbrances and rights of third parties whatsoever, whether voluntarily or involuntarily created, except Permitted Liens) to secure payment of the Liabilities, and in order to facilitate the collection of the Collateral. Each Company irrevocably hereby authorizes, and makes, constitutes and appoints Agent (and all Persons designated by Agent for that purpose) as such Company's true and lawful attorney and agent-in-fact, to execute and/or file such financing statements, documents and other agreements and instruments and do such other acts and things as may be necessary to preserve and perfect Agent's security interest in the Collateral. Each Company further agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement. Each Company further ratifies and confirms the prior filing by Agent of any and all financing statements which identify the such Company as debtor, Agent as secured party and any or all Collateral as collateral.

7.       POSSESSION OF COLLATERAL AND RELATED MATTERS.

     Until an Event of Default has occurred, each Company shall have the right, except as otherwise provided in this Agreement, in the ordinary course of such Company's business, to (a) sell, lease or furnish under contracts of service any of such Company's Inventory normally held by such Company for any such purpose; and (b) use and consume any raw materials, work in process or other materials normally held by such Company for such purpose; provided, however, that a sale in the ordinary course of business shall not include any transfer or sale in satisfaction, partial or complete, of a debt owed by such Company.

8. COLLECTIONS.

(a) Each Borrowing Base Company shall direct all of its Account Debtors to make all payments on the Accounts directly to a post office box (the "Lock Box") designated by, and under the exclusive control of, Agent, at a financial institution reasonably acceptable to Agent. Each Borrowing Base Company shall establish an account (the "Lock Box Account") in Agent's name with a financial institution reasonably acceptable to Agent, into which all payments received in the Lock Box shall be deposited, and into which such Borrowing Base Company will immediately deposit all payments received by such Borrowing Base Company on Accounts in the identical form in which such payments were received, whether by cash or check. If any Borrowing Base Company, any Affiliate or Subsidiary, any shareholder, officer, director, employee or agent of any Borrowing Base Company or any Affiliate or Subsidiary, or any other Person acting for or in concert with any Borrowing Base Company shall receive any monies, checks, notes, drafts or other payments relating to or as Proceeds of Accounts or other Collateral, such Borrowing Base Company and each such Person shall receive all such items in trust for, and as the sole and exclusive property of, Agent and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the Lock Box Account. The financial institution with which the Lock Box Account is established shall acknowledge and agree, in a manner satisfactory to Agent, that the amounts on deposit in such Lock Box Account are the sole and exclusive property of Agent, that such financial institution will follow the instructions of Agent with respect to disposition of funds in the Lock Box and Lock Box Account without further consent from any Borrowing Base Company, that such financial institution has no right to setoff against the Lock Box Account or against any other account maintained by such financial institution into which the contents of the Lock Box Account are transferred, and that such financial institution shall wire, or otherwise transfer in immediately available funds to Agent in a manner satisfactory to Agent, funds deposited in the Lock Box Account on a daily basis as such funds are collected. Each Borrowing Base Company agrees that all payments made to such Lock Box Account or otherwise received by Agent, whether in respect of the Accounts or as Proceeds of other Collateral or otherwise, will be applied on account of the Liabilities in accordance with the terms of this Agreement; provided, that so long as no Event of Default has occurred, payments received by Agent shall not be applied to the unmatured portion of the LIBOR Rate Loans, but shall be held in a cash collateral account maintained by Agent, until the earlier of (i) the last Business Day of the Interest Period applicable to such LIBOR Rate Loan and (ii) the occurrence of an Event of Default; provided further, that so long as no Event of Default has occurred, the immediately available funds in such cash collateral account may be disbursed, at Cantar U.S.'s discretion, to Cantar U.S. so long as after giving effect to such disbursement, Cantar U.S.'s availability under subsection 2(a) hereof at such time, equals or exceeds the outstanding Revolving Loans and Non-IRB Letter of Credit Obligations at such time. Cantar U.S. agrees to pay all fees, costs and expenses in connection with opening and maintaining the Lock Box and Lock Box Account. All of such fees, costs and expenses if not paid by Cantar U.S., may be paid by Agent and in such event all amounts paid by Agent shall constitute Liabilities of Cantar U.S. hereunder, shall be payable to Agent by Cantar U.S. upon demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder. All checks, drafts, instruments and other items of payment or Proceeds of Collateral shall be endorsed by the applicable Borrowing Base Company to Agent, and, if that endorsement of any such item shall not be made for any reason, Agent is hereby irrevocably authorized to endorse the same on such Borrowing Base Company's behalf. For the purpose of this section, each Borrowing Base Company irrevocably hereby makes, constitutes and appoints Agent (and all Persons designated by Agent for that purpose) as such Borrowing Base Company's true and lawful attorney and agent-in-fact (i) to endorse Borrowing Base Company's name upon said items of payment and/or Proceeds of Collateral and upon any Chattel Paper, Document, Instrument, invoice or similar document or agreement relating to any Account of such Borrowing Base Company or Goods pertaining thereto; (ii) to take control in any manner of any item of payment or Proceeds thereof and (iii) to have access to any lock box or postal box into which any of such Borrowing Base Company's mail is deposited, and open and process all mail addressed to such Borrower and deposited therein.

(b) Agent may, at any time and from time to time after the occurrence and during the continuance of an Event of Default, whether before or after notification to any Account Debtor and whether before or after the maturity of any of the Liabilities, (i) enforce collection of any of a Company's Accounts or other amounts owed to a Company by suit or otherwise; (ii) exercise all of a Company's rights and remedies with respect to proceedings brought to collect any Accounts or other amounts owed to a Company; (iii) surrender, release or exchange all or any part of any Accounts or other amounts owed to a Company, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; (iv) sell or assign any Account of a Company or other amount owed to a Company upon such terms, for such amount and at such time or times as Agent deems advisable; (v) prepare, file and sign a Company's name on any proof of claim in bankruptcy or other similar document against any Account Debtor or other Person obligated to a Company; and (vi) do all other acts and things which are necessary, in Agent's sole discretion, to fulfill each Company's obligations under this Agreement and the Other Agreements and to allow Agent to collect the Accounts or other amounts owed to a Company. In addition to any other provision hereof, Agent may at any time, after the occurrence and during the continuance of an Event of Default, at Cantar U.S.'s expense, notify any parties obligated on any of the Accounts to make payment directly to Agent of any amounts due or to become due thereunder.

(c) For purposes of calculating interest and fees, Agent shall, within one (1) Business Day after receipt by Agent at its office in Chicago, Illinois of cash or other immediately available funds from collections of items of payment and Proceeds of any Collateral, apply the whole or any part of such collections or Proceeds against the Liabilities in such order as Agent shall determine in its sole discretion. For purposes of determining the amount of Loans available for borrowing purposes, checks and cash or other immediately available funds from collections of items of payment and Proceeds of any Collateral shall be applied in whole or in part against the Liabilities, in such order as Agent shall determine in its sole discretion, on the day of receipt, subject to actual collection.

(d) On a monthly basis, Agent shall deliver to Cantar U.S. an account statement showing all Loans, charges and payments, which shall be deemed final, binding and conclusive upon each Borrower unless Cantar U.S. notifies Agent in writing, specifying any error therein, within thirty (30) days of the date such account statement is sent to Cantar U.S. and any such notice shall only constitute an objection to the items specifically identified.

9. COLLATERAL, AVAILABILITY AND FINANCIAL REPORTS AND SCHEDULES.

(a) Daily Reports.

     Cantar U.S. shall deliver to Agent an executed daily loan report and certificate in Agent's then current form on each day on which Cantar U.S. requests a Revolving Loan, and in any event at least once each week, which shall be accompanied by copies of each Borrowing Base Company's sales journal, cash receipts journal and credit memo journal for the relevant period. Such report shall reflect the activity of each Borrowing Base Company with respect to Accounts for the immediately preceding week, and shall be in a form and with such specificity as is satisfactory to Agent and shall contain such additional information concerning Accounts and Inventory as may be requested by Agent including, without limitation, but only if specifically requested by Agent, copies of all invoices prepared in connection with such Accounts.

(b)      Monthly Reports.

     Cantar U.S. shall deliver to Agent, in addition to any other reports, as soon as practicable and in any event: (i) within fifteen (15) days after the end of each month, (A) a detailed trial balance of each Borrowing Base Company's Accounts aged per invoice date, in form and substance reasonably satisfactory to Agent including, without limitation, the names and addresses of all Account Debtors of each Borrowing Base Company, and (B) a summary and detail of accounts payable (such Accounts and accounts payable divided into such time intervals as Agent may require in its reasonable discretion), including a listing of any held checks; and (ii) within fifteen (15) days after the end of each month, the general ledger inventory account balance and Agent's standard form of Inventory report then in effect or the form most recently requested from Cantar U.S. by Agent, for each Borrowing Base Company by each category of Inventory, together with a description of the monthly change in each category of Inventory.

(c)      Financial Statements.

     Cantar U.S. shall deliver to Agent and each Lender the following financial information, all of which shall be prepared in accordance with GAAP consistently applied, and shall be accompanied by a compliance certificate in the form of Exhibit B hereto, which compliance certificate shall include a calculation of all financial covenants contained in this Agreement: (i) no later than twenty
(20) days after each fiscal month, copies of internally prepared financial statements, on a consolidated and consolidating basis, including, without limitation, balance sheets and statements of income, retained earnings and cash flow of Parent, certified by the Chief Financial Officer of Parent; and (ii) no later than ninety (90) days after the end of each of Parent's Fiscal Years, audited annual financial statements with an unqualified opinion by independent certified public accountants selected by Parent and reasonably satisfactory to Agent, which financial statements shall be accompanied by copies of any management letters sent to Companies by such accountants to the extent such letters exist. Cantar U.S. shall use its best efforts to have such financial statements accompanied by a letter from such accountants acknowledging that they are aware that a primary intent of Companies in obtaining such financial statements is to influence Agent and Lenders and that Agent and Lenders are relying upon such financial statements in connection with the exercise of their rights hereunder.

(d)      Annual Projections.

     As soon as practicable and in any event prior to the beginning of each Fiscal Year, Cantar U.S. shall deliver to Agent and each Lender projected balance sheets, statements of income and cash flow for Parent and its Subsidiaries, for each of the twelve (12) months during such Fiscal Year, which shall include the assumptions used therein, together with appropriate supporting details as reasonably requested by Agent.

(e)      Explanation of Budgets and Projections.

     In conjunction with the delivery of the annual presentation of projections or budgets referred to in subsection 9(d) above, Cantar U.S. shall deliver a letter signed by the President or a Vice President of Parent and by the Treasurer or Chief Financial Officer of Parent, describing, comparing and analyzing, in detail, all changes and developments between the anticipated financial results included in such projections or budgets and the historical financial statements of Parent.

(f)      Other Information.

     Promptly following request therefor by Agent, such other business or financial data, reports, appraisals and projections as Agent may reasonably request.

10.      TERMINATION; AUTOMATIC RENEWAL.

     THIS  AGREEMENT  SHALL BE IN EFFECT FROM THE DATE HEREOF UNTIL  NOVEMBER 1,
2005 (THE "ORIGINAL TERM") AND SHALL AUTOMATICALLY RENEW ITSELF FROM YEAR TO YEAR THEREAFTER (EACH SUCH ONE-YEAR RENEWAL BEING REFERRED TO HEREIN AS A "RENEWAL TERM") UNLESS (A) THE DUE DATE OF THE LIABILITIES IS ACCELERATED PURSUANT TO SECTION 16 HEREOF; OR (B) CANTAR U.S. OR ANY LENDER ELECTS TO TERMINATE THIS AGREEMENT AT THE END OF THE ORIGINAL TERM OR AT THE END OF ANY RENEWAL TERM BY GIVING THE OTHER PARTIES HERETO WRITTEN NOTICE OF SUCH ELECTION AT LEAST ONE HUNDRED TWENTY (120) DAYS PRIOR TO THE END OF THE ORIGINAL TERM OR THE THEN CURRENT RENEWAL TERM. UPON TERMINATION OF THIS AGREEMENT, BORROWERS SHALL PAY ALL OF THE LIABILITIES IN FULL. If the event specified in clause (A) above occurs or at the end of the Original Term or a Renewal Term after Cantar U.S. or any Lender has given the notice electing to terminate this Agreement on such Original Term or Renewal Term in accordance with Clause (B) above, then (i) Agent and Lenders shall not make any additional Loans on or after the date identified as the date on which the Liabilities are to be repaid; and (ii) this Agreement shall terminate on the date thereafter that the Liabilities are paid in full. At such time as Borrowers have repaid all of the Liabilities and this Agreement has terminated, Companies shall deliver to Agent and Lenders a release, in form and substance satisfactory to Agent, of all obligations and liabilities of Agent and Lenders and their officers, directors, employees, agents, parents, subsidiaries and affiliates to each Company, and if Companies are obtaining new financing from another lender, Companies shall deliver such lender's indemnification of Agent and Lenders, in form and substance satisfactory to Agent, for checks which Agent has credited to Cantar U.S.'s account, but which subsequently are dishonored for any reason or for automatic clearinghouse or wire transfers not yet posted to Cantar U.S.'s account. If this Agreement is terminated prior to the end of the Original Term or any Renewal Term if this Agreement is renewed pursuant to this Section 10, whether terminated as a result of a voluntary prepayment of the Liabilities by Companies or as a result of an Event of Default or otherwise, Cantar U.S. agrees to pay to Agent, for the benefit of Lenders, as a prepayment fee, in addition to the payment of all other Liabilities, an amount equal to two percent (2%) of the Maximum Loan Limit if such prepayment occurs on or prior to the first anniversary of the date hereof, one percent (1%) of the Maximum Loan Limit if such prepayment occurs after the first anniversary of the date hereof but on or prior to the second anniversary of the date hereof, and one-half of one percent (0.5%) of the Maximum Loan Limit if such prepayment occurs at any other time other than within 120 days of the Original Term or within 120 days of any Renewal Term. Notwithstanding the foregoing, in the event any Lender provides a Capital Adequacy Demand to Cantar U.S., and within one hundred twenty (120) days thereof Borrower prepays the Liabilities in full and terminates this Agreement, no prepayment fee shall be payable to such Lender that provided such Capital Adequacy Demand.

11.      REPRESENTATIONS AND WARRANTIES.

     Each Company hereby represents and warrants to Agent and each Lender, which representations and warranties (whether appearing in this Section 11 or elsewhere) shall be true at the time of such Company's execution hereof and the closing of the transactions described herein or related hereto, shall remain true until the repayment in full and satisfaction of all the Liabilities and termination of this Agreement, and shall be remade by each Company at the time each Loan is made pursuant to this Agreement.

(a)      Financial Statements and Other Information.

     The financial statements and other information delivered or to be delivered by Companies to Agent or any Lender at or prior to the date of this Agreement accurately reflect the financial condition of Companies, and there has been no Material Adverse Effect since the date of the financial statements delivered to Agent most recently prior to the date of this Agreement. All written information now or heretofore furnished by Companies to Agent or any Lender is true and correct as of the date with respect to which such information was furnished.

(b)      Locations.

     The office where each Company keeps its books, records and accounts (or copies thereof) concerning the Collateral, each Company's principal place of business and all of each Company's other places of business, locations of Collateral and post office boxes and locations of bank accounts are as set forth in Exhibit A and at other locations within the continental United States of which Agent has been advised by Cantar U.S. in accordance with subsection 12(b)(i). The Collateral, including, without limitation, the Equipment (except any part thereof which Cantar U.S. shall have advised Agent in writing consists of Collateral normally used in more than one state) is kept, or, in the case of vehicles, based, only at the addresses set forth on Exhibit A, and at other locations within the continental United States of which Agent has been advised by Cantar U.S. in writing in accordance with subsection 12(b)(i) hereof.

(c)      Loans by Companies.

     Except as set forth in Schedule 11(c), no Company has made any loans or advances to any Affiliate or other Person except for advances authorized hereunder to employees, officers and directors of such Company for travel and other expenses arising in the ordinary course of such Company's business and loans permitted pursuant to subsection 13(f) hereof.

(d)      Accounts and Inventory.

     Each Account or item of Inventory which Cantar U.S. shall, expressly or by implication, request Agent to classify as an Eligible Account or as Eligible Inventory, respectively, shall, as of the time when such request is made, conform in all respects to the requirements of such classification as set forth in the respective definitions of "Eligible Account" and "Eligible Inventory" as set forth herein and as otherwise established by Agent from time to time.

(e)      Liens.

     Each Company is the lawful owner of all Collateral now purportedly owned or hereafter purportedly acquired by such Company, free from all liens, claims, security interests and encumbrances whatsoever, whether voluntarily or involuntarily created and whether or not perfected, other than the Permitted Liens.

(f)      Organization, Authority and No Conflict.

     Each Company is duly organized, validly existing and in good standing in the jurisdiction of organization set forth on Exhibit A and its organizational identification number is set forth on Exhibit A and each Company is duly qualified and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary. Each Company has the right and power and is duly authorized and empowered to enter into, execute and deliver this Agreement and the Other Agreements and perform its obligations hereunder and thereunder. Each Company's execution, delivery and performance of this Agreement and the Other Agreements does not conflict with the provisions of the organizational documents of such Company, any statute, regulation, ordinance or rule of law, or any agreement, contract or other document which may now or hereafter be binding on such Company, and such Company's execution, delivery and performance of this Agreement and the Other Agreements shall not result in the imposition of any lien or other encumbrance upon any of such Company's property under any existing indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument by which such Company or any of its property may be bound or affected which might have a Material Adverse Effect on such Company.

(g)      Litigation.

     Except as otherwise provided on Schedule 11(g), there are no actions or proceedings which are pending or threatened against any Company which might have a Material Adverse Effect on such Company, and each Company shall, promptly upon becoming aware of any such pending or threatened action or proceeding, give written notice thereof to Agent. No Company has any Commercial Tort Claims pending other than those set forth on Exhibit C hereto as Exhibit C may be amended from time to time.

(h) Compliance with Laws and Maintenance of Permits.

     Each Company has obtained all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would have a Material Adverse Effect on such Company. Each Company is in compliance in all material respects with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, Environmental Laws and statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety) the failure to comply with which would have a Material Adverse Effect on such Company.

(i)      Affiliate Transactions.

     Except as set forth on Schedule 11(i) hereto or as permitted pursuant to subsection 11(c) hereof, no Company is conducting, permitting or suffering to be conducted, transactions with any Affiliate other than transactions with Affiliates for the purchase or sale of Inventory or services in the ordinary course of business pursuant to terms that are no less favorable to such Company than the terms upon which such transactions would have been made had they been made to or with a Person that is not an Affiliate.

(j)      Names and Trade Names.

     Each Company's name has always been as set forth on the first page of this Agreement and no Company uses trade names, assumed names, fictitious names or division names in the operation of its business, except as set forth on Schedule 11(j) hereto.

(k)      Equipment.

     Each Company has good and indefeasible and merchantable title to and ownership of all Equipment. No Equipment of a Company is a Fixture to real estate unless such real estate is owned by such Company and is subject to a mortgage in favor of Agent, or if such real estate is leased, is subject to a landlord's agreement in favor of Agent on terms reasonably acceptable to Agent, or an accession to other personal property unless such personal property is subject to a first priority lien in favor of Agent.

(l)      Enforceability.

     This Agreement and the Other Agreements to which a Company is a party are the legal, valid and binding obligations of such Company and are enforceable against such Company in accordance with their respective terms.

(m)      Solvency.

     Each Company is, after giving effect to the transactions contemplated hereby, solvent, able to pay its debts as they become due, has capital sufficient to carry on its business, now owns property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts, and will not be rendered insolvent by the execution and delivery of this Agreement or any of the Other Agreements or by completion of the transactions contemplated hereunder or thereunder.

(n)      Indebtedness.

     Except as set forth on Schedule 11(n) hereto, no Company is obligated (directly or indirectly), for any loans or other indebtedness for borrowed money other than the Loans.

(o)      Margin Security and Use of Proceeds.

     No Company owns any margin securities, and none of the proceeds of the Loans hereunder shall be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

(p)      Parent, Subsidiaries and Affiliates.

     Except as set forth on Schedule 11(p) hereto, no Company has any Subsidiaries or other Affiliates or divisions, nor is any Company engaged in any joint venture or partnership with any other Person.

(q)      No Defaults.

     Except as otherwise provided on Schedule 11(q), no Company is in default under any material contract, lease or commitment to which it is a party or by which it is bound, nor does any Company know of any dispute regarding any contract, lease or commitment which would have a Material Adverse Effect on such Company.

(r)      Employee Matters.

     There are no controversies pending or, to the best of its actual knowledge, threatened between any Company and any of its employees, agents or independent contractors other than employee grievances arising in the ordinary course of business which would not, in the aggregate, have a Material Adverse Effect on such Company, and each Company is in compliance with all federal and state laws respecting employment and employment terms, conditions and practices except for such non-compliance which would not have a Material Adverse Effect on such Company.

(s)      Intellectual Property.

     Each Company possesses adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and trade names to continue to conduct its business as heretofore conducted by it.

(t)      Environmental Matters.

     No Company has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and would result in the Companies having liability (contingent or otherwise) in an aggregate amount in excess of $100,000 and the operations of each Company comply in all material respects with all
Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder. There has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other Person, nor is any pending or to the best of each
Company's knowledge threatened with respect to any non-compliance with or violation of the requirements of any Environmental Law by such Company or the release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects such Company or its business, operations or assets or any properties at which such Company has transported, stored or disposed of any Hazardous Materials. No Company has any material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

(u)      ERISA Matters.

     Each Company has paid and discharged all obligations and liabilities arising under ERISA of a character which, if unpaid or unperformed, might result in the imposition of a lien against any of its properties or assets.

12.      AFFIRMATIVE COVENANTS.

     Until payment and satisfaction in full of all Liabilities and termination of this Agreement, unless Companies obtain Requisite Lenders' prior written consent waiving or modifying any of Companies' covenants hereunder in any specific instance, each Company covenants and agrees as follows:

(a)      Maintenance of Records.

     Each Company shall at all times keep accurate and complete books, records and accounts with respect to all of such Company's business activities, in accordance with sound accounting practices and GAAP consistently applied, and shall keep such books, records and accounts, and any copies thereof, only at the addresses indicated for such purpose on Exhibit A;

(b)      Notices.

                  Each Company shall:

(i) Locations. Promptly (but in no event less than ten (10) days prior to the occurrence thereof, except where circumstances do not allow for such length of notice, but in any event prior thereto) notify Agent of the proposed opening of a new place of business or new location of Collateral, the closing of any existing place of business or location of Collateral, any change in the location of such Company's books, records and accounts, the opening or closing of any post office box, the opening or closing of any bank account or, if any of the Collateral consists of Goods of a type normally used in more than one state, the use of any such Goods in any state other than a state in which such Company has previously advised Agent that such Goods will be used.

(ii) Eligible Accounts and Inventory. Promptly upon becoming aware thereof, notify Agent if any Account or Inventory identified by Cantar U.S. to Agent as an Eligible Account or Eligible Inventory becomes ineligible for any reason.

(iii)Litigation and Proceedings. Promptly upon becoming aware thereof, notify Agent of any actions or proceedings which are pending or threatened against such Company which, if such Company is unsuccessful in such proceeding, might have a Material Adverse Effect on such Company and of any Commercial Tort Claims of such Company which may arise, which notice shall constitute such Company's authorization to amend Exhibit C to add such Commercial Tort Claim.

(iv) Names and Trade Names. Notify Agent within ten (10) Business Days of the change of its name or the use of any trade name, assumed name, fictitious name or division name not previously disclosed to Agent in writing.

(v) ERISA Matters. Promptly notify Agent of (x) the occurrence of any "reportable event" (as defined in ERISA) which might result in the termination by the Pension Benefit Guaranty Corporation (the "PBGC") of any employee benefit plan ("Plan") covering any officers or employees of such Company, any benefits of which are, or are required to be, guaranteed by the PBGC, (y) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor or (z) its intention to terminate or withdraw from any Plan.

(vi) Environmental Matters. Immediately notify Agent upon becoming aware of any investigation, proceeding, complaint, order, directive, claim, citation or notice with respect to any non-compliance with or violation of the requirements of any Environmental Law by such Company or the generation, use, storage, treatment, transportation, manufacture handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter which might have a Material Adverse Effect.

(vii)Default; Material Adverse Change. Promptly advise Agent of any Material Adverse Effect of such Company, the occurrence of any Event of Default hereunder or the occurrence of any event which, if uncured, will become an Event of Default after notice or lapse of time (or both).

All of the foregoing notices shall be provided by Companies to Agent in writing.

(c) Compliance with Laws and Maintenance of Permits.

     Each Company shall maintain all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would have a Material Adverse Effect on such Company and each Company shall remain in compliance with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, Environmental Laws and statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety) the failure with which to comply would have a Material Adverse Effect on such Company. Following any determination by Agent that there is non-compliance, or any condition which requires any action by or on behalf of any Company in order to avoid non-compliance, with any Environmental Law, at Cantar U.S.'s expense cause an independent environmental engineer reasonably acceptable to Agent to conduct such tests of the relevant site(s) as are appropriate and prepare and deliver a report setting forth the results of such tests, a proposed plan for remediation and an estimate of the costs thereof.

(d)      Inspection and Audits.

     Each Company shall permit Agent and Lenders, or any Persons designated by Agent, to call at such Company's places of business at any reasonable times, and, without hindrance or delay, to inspect the Collateral and to inspect, audit, check and make extracts from such Company's books, records, journals, orders, receipts and any correspondence and other data relating to such Company's business, the Collateral or any transactions between the parties hereto, and shall have the right to make such verification concerning such Company's business as Agent may consider reasonable under the circumstances. Each Company shall furnish to Agent such information relevant to Agent's and/or any Lender's rights under this Agreement and the Other Agreements as Agent shall at any time and from time to time request. Agent, through its officers, employees or agents shall have the right, at any time and from time to time, in Agent's name, to verify the validity, amount or any other matter relating to any of such Company's Accounts, by mail, telephone, telecopy, electronic mail or otherwise. Each Company authorizes Agent and Lenders to discuss the affairs, finances and business of such Company with any officers, employees or directors of such Company or with any Affiliate or the officers, employees or directors of its Parent or any Affiliate, and to discuss the financial condition of such Company with such Company's independent public accountants. Any such discussions shall be without liability to Agent or any Lender or to such Company's independent public accountants. Cantar U.S. shall pay to Agent all customary fees (currently Seven Hundred Fifty and No/100 Dollars ($750.00) per man per day) and all reasonable costs and out-of-pocket expenses incurred by Agent in the exercise of its rights hereunder, and all of such fees, costs and expenses shall constitute Liabilities hereunder, shall be payable on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder; provided, that so long as no Event of Default has occurred, Cantar U.S. and Cantar Canada shall not be liable for such customary fees in excess of Fifteen Thousand and No/100 Dollars ($15,000.00) in any Fiscal Year (but shall remain liable for all reasonable costs and out-of-pocket expenses).

(e)      Insurance.

                  Companies shall:

(i) Keep the Collateral properly housed and insured for the full insurable value thereof against loss or damage by fire, theft, explosion, sprinklers, collision (in the case of motor vehicles) and such other risks as are customarily insured against by Persons engaged in businesses similar to that of Companies, with such companies, in such amounts, with such deductibles, and under policies in such form, as shall be satisfactory to Agent. Original (or certified) copies of such policies of insurance have been or shall be, within ninety (90) days of the date hereof, delivered to Agent, together with evidence of payment of all premiums therefor, and shall contain an endorsement, in form and substance reasonably acceptable to Agent, showing loss under such insurance policies payable to Agent, for the benefit of Agent, Lenders and Canadian Lender. Such endorsement, or an independent instrument furnished to Agent, shall provide that the insurance company shall give Agent at least thirty (30) days written notice before any such policy of insurance is altered or canceled and that no act, whether willful or negligent, or default of any Company or any other Person shall affect the right of Agent to recover under such policy of insurance in case of loss or damage. In addition, each Company shall cause to be executed and delivered to Agent an assignment of proceeds of its business interruption insurance policies. Each Company hereby directs all insurers under all policies of insurance to pay all proceeds payable thereunder directly to Agent; provided, that in the event the amount of insurance proceeds received by the Agent of a Company as a result of an any loss or damage suffered by any Company or any of its Subsidiaries is less than $500,000, so long as (i) no Event of Default exists at the time of such loss or damage, and (ii) the Agent has received written evidence reasonably satisfactory to such Agent to the effect that (A) such proceeds are, together with other funds available to such Company (excluding, however, funds necessary to operate such Company's business), in an amount sufficient to pay all costs of repair, replacement, restoration or substitution of such damaged property to an economical unit of the same character as such property was prior to such damage, and (B) the failure to be able to use such damaged property during the period during which such damaged property is to be repaired, replaced, restored or substituted could not reasonably be expected to have a Material Adverse Effect, the Agent shall make such proceeds available to such Company as provided below. The amount of proceeds which is to be made available to a Company pursuant to the immediately preceding sentence shall be applied by Agent to reduce the outstanding principal balance of the Revolving Loans (which application shall not result in a permanent reduction of the Revolving Loan Commitment) and upon such application, Agent shall establish a reserve against the Revolving Loan Borrowing Base in an amount equal to the amount of such proceeds so applied to be disbursed from time to time to pay the cost of repair, replacement, restoration or substitution either, at the Agent's option, to the Company or directly to contractors, subcontractors, and material suppliers and subject to such conditions to disbursement as Agent may impose to assure that the work is fully completed in a good and workmanlike manner and paid for and that no liens arise by reason thereof. Notwithstanding anything contained herein to the contrary, if an Event of Default arises after the occurrence of such loss or damage, the amount of proceeds with respect to such loss held by the Agent shall, at the discretion of the Agent, be applied to the Liabilities as provided herein and in the Other Agreements. Each Company irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent) as its true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of such Company on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and making all determinations and decisions with respect to such policies of insurance.

(ii) Maintain, at its expense, such public liability and third party property damage insurance as is customary for Persons engaged in businesses similar to that of Companies with such companies and in such amounts, with such deductibles and under policies in such form as shall be satisfactory to Agent and original (or certified) copies of such policies have been or shall be, within ninety (90) days after the date hereof, delivered to Agent, together with evidence of payment of all premiums therefor; each such policy shall contain an endorsement showing Agent and Lenders as additional insureds thereunder and providing that the insurance company shall give Agent at least thirty (30) days written notice before any such policy shall be altered or canceled.

If a Company at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium relating thereto, then Agent, without waiving or releasing any obligation or default by such Company hereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as Agent deems advisable. Such insurance, if obtained by Agent, may, but need not, protect such Company's interests or pay any claim made by or against such Company with respect to the Collateral. Such insurance may be more expensive than the cost of insurance such Company may be able to obtain on its own and may be cancelled only upon such Company providing evidence that it has obtained the insurance as required above. All sums disbursed by Agent in connection with any such actions, including, without limitation, court costs, expenses, other charges relating thereto and reasonable attorneys' fees, shall constitute Loans hereunder, shall be payable on demand by Cantar U.S. to Agent and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

(f)      Collateral.

     Ordinary wear and tear excepted, each Company shall keep the Collateral in good condition, repair and order and shall make all necessary repairs to the Equipment and replacements thereof in the ordinary course of its business so that the operating efficiency and the value thereof shall at all times be preserved and maintained. Each Company shall permit Agent and Lenders to examine any of the Collateral at any time and wherever the Collateral may be located and, each Company shall, immediately upon request therefor by Agent, deliver to Agent any and all evidence of ownership of any of the Equipment including, without limitation, certificates of title and applications of title. Each Company shall, at the request of Agent, indicate on its records concerning the Collateral a notation, in form satisfactory to Agent, of the security interest of Agent hereunder.

(g)      Use of Proceeds.

     All monies and other property obtained by a Borrower from Agent and Lenders pursuant to this Agreement shall be used solely for business purposes of such Borrower.

(h)      Taxes.

     Each Company shall file all required tax returns and pay all of its taxes when due, including, without limitation, taxes imposed by federal, state or municipal agencies, and shall cause any liens for taxes to be promptly released; provided, that each Company shall have the right to contest the payment of such taxes in good faith by appropriate proceedings so long as (i) the amount so contested is shown on such Company's financial statements; (ii) the contesting of any such payment does not give rise to a lien for taxes; (iii) either such Company keeps on deposit with Agent (such deposit to be held without interest) or Agent reserves against the Revolving Loan Borrowing Base an amount of money which, in the sole judgment of Agent, is sufficient to pay such taxes and any interest or penalties that may accrue thereon; and (iv) if such Company fails to prosecute such contest with reasonable diligence, Agent may apply the money so deposited in payment of such taxes. If a Company fails to pay any such taxes and in the absence of any such contest by such Company, Agent may (but shall be under no obligation to) advance and pay any sums required to pay any such taxes and/or to secure the release of any lien therefor, and any sums so advanced by Agent shall constitute Loans hereunder, shall be payable by Cantar U.S. to Agent on demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder. (i) Intellectual Property.

                  Each Company shall maintain adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and trade names to continue its business as heretofore conducted by it or as hereafter conducted by it.

(j)      Checking Account.

     Each Company shall, within 90 days of the date hereof, establish and thereafter maintain its general checking/controlled disbursement account with LaSalle Bank and/or ABN AMRO Bank N.V., Canadian Branch. Normal charges shall be assessed thereon. Although no compensating balance is required, each Company understands that earnings credits applied to LaSalle Bank's service charges for demand deposit account activities are awarded based upon the level of monthly account balances.

13.      NEGATIVE COVENANTS.

     Until payment and satisfaction in full of all Liabilities and termination of this Agreement, unless Companies obtain Requisite Lenders' prior written consent waiving or modifying any of any Companies' covenants hereunder in any specific instance, each Company agrees as follows:

(a)      Guaranties.

     Except as provided on Schedule 13(g), no Company shall assume, guarantee or endorse, or otherwise become liable in connection with, the obligations of any Person, except by endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business.

(b)      Indebtedness.

     No Company shall create, incur, assume or become obligated (directly or indirectly), for any loans or other indebtedness of borrowed money other than the Loans and the Canadian Liabilities, except that a Company may (i) borrow money from a Person other than Agent and Lenders on an unsecured and subordinated basis if a subordination agreement in favor of Agent and Lenders and in form and substance satisfactory to Agent is executed and delivered to Agent relative thereto; (ii) maintain its present indebtedness listed on
Schedule 11(n) hereto; (iii) incur unsecured indebtedness to trade creditors in the ordinary course of business; (iv) incur purchase money indebtedness or capitalized lease obligations in connection with Capital Expenditures permitted pursuant to subsection 14(d) hereof; (v) intercompany loans that are arm's length transactions and are incurred by any Borrower or Cantar Canada to any Company; (vi) obligations with respect to FX Contracts to the extent such FX Contracts would not result in an FX Reserve that exceeds FX Sublimit, (vii) indebtedness incurred by Cantar U.S. to Wells Fargo Equipment Financing Inc. that is secured by the equipment listed on Schedule 1(b) (the "Wells Fargo Loan"); and (viii) incur operating lease obligations requiring payments not to exceed the Maximum Operating Lease Limit in the aggregate during any Fiscal Year of Parent.

(c)      Liens.

     No Company shall grant or permit to exist (voluntarily or involuntarily) any lien, claim, security interest or other encumbrance whatsoever on any of its assets, other than Permitted Liens.

(d) Mergers, Sales, Acquisitions, Subsidiaries and Other Transactions Outside the Ordinary Course of Business.

     No Company shall (i) enter into any merger or consolidation; (ii) change the state of its organization or enter into any transaction which has the effect of changing its state of organization; (iii) sell, lease or otherwise dispose of any of its assets other than in the ordinary course of business; (iv) purchase the stock, other equity interests or all or a material portion of the assets of any Person or division of such Person; or (v) enter into any other transaction outside the ordinary course of its business, including, without limitation, any purchase, redemption or retirement of any shares of any class of its stock or any other equity interest, and any issuance of any shares of, or warrants or other rights to receive or purchase any shares of, any class of its stock or any other equity interest; except for a Permitted Acquisition so long as the Total Consideration paid for all Permitted Acquisitions does not exceed Five Million and No/100 Dollars ($5,000,000.00). No Company shall form any Subsidiaries or enter into any joint ventures or partnerships with any other Person.

(e)      Dividends and Distributions.

     No Company shall declare or pay any dividend or other distribution (whether in cash or in kind) on any class of its stock, except that any Subsidiary of Cantar U.S. may pay dividends to Cantar U.S.

(f)      Investments; Loans.

     No Company shall purchase or otherwise acquire, or contract to purchase or otherwise acquire, the obligations or stock of any Person, other than direct obligations of the United States; nor shall any Company lend or otherwise advance funds to any Person except for (i) advances made to employees, officers and directors for travel and other expenses arising in the ordinary course of business; and (ii) intercompany loans that are arm's length transactions and are incurred by any Borrower or Cantar Canada to any Borrower or Cantar Canada.

(g)      Fundamental Changes, Line of Business.

     No Company shall amend its organizational documents or change its Fiscal Year or enter into a new line of business materially different from its current business.

(h)      Equipment.

     No Company shall (i) permit any Equipment identified by Agent or which is the subject of an appraisal delivered to, ordered by or otherwise relied on by Agent to become a Fixture to real property unless such real property is owned by such Company and is subject to a mortgage in favor of Agent, or if such real estate is leased, is subject to a landlord's agreement in favor of Agent on terms reasonably acceptable to Agent, or (ii) permit any Equipment to become an accession to any other personal property unless such personal property is subject to a first priority lien in favor of Agent.

(i)      Affiliate Transactions.

     Except as set forth on Schedule 11(i) hereto or as permitted pursuant to subsection 11(c) hereof, no Company shall conduct, permit or suffer to be conducted, transactions with Affiliates other than transactions for the purchase or sale of Inventory or services in the ordinary course of business pursuant to terms that are no less favorable to such Company than the terms upon which such transactions would have been made had they been made to or with a Person that is not an Affiliate.

(j)      Settling of Accounts.

     No Company shall settle or adjust any Account identified by Cantar U.S. as an Eligible Account or with respect to which the Account Debtor is an Affiliate without the consent of Agent, provided, that following the occurrence and during the continuance of an Event of Default, no Company shall settle or adjust any Account without the consent of Agent.

(k)      Management Fees; Compensation.

     No Company shall pay any management or consulting fees to any Persons, or pay annual aggregate compensation, whether as salary, bonus or otherwise, to Henry Schnurbach, Gary Crandall or Alan Castle in excess of the amounts permitted under their Employment Agreements.

14.      FINANCIAL COVENANTS.

     Companies shall maintain and keep in full force and effect each of the financial covenants set forth below:

(a)      Tangible Net Worth.

     Parent's Tangible Net Worth shall not at any time be less than the Minimum Tangible Net Worth; "Minimum Tangible Net Worth" being defined for purposes of this subsection as (i) $15,261,300 at all times from the date hereof through November 2, 2002, (ii) from November 2, 2002 of Parent through the day prior to November 1, 2003 of Parent, the $15,502,500 plus seventy-five percent (75%) of Parent's net income (but without reduction for any net loss) for the period beginning April 28, 2002 through November 2, 2002 as reflected on Parent's Fiscal Year end financial statement and (iii) thereafter, from the last day of each Fiscal Year (commencing with the Fiscal Year ending November 1, 2003) of Parent through the day prior to the last day of each immediately succeeding Fiscal Year of Parent, the Minimum Tangible Net Worth during the immediately preceding period plus seventy-five percent (75%) of Parent's net income (but without reduction for any net loss) for the most recently ended Fiscal Year as reflected on Parent's Fiscal Year end financial statement; and "Tangible Net Worth" being defined for purposes of this subsection as Parent's shareholders' equity (including retained earnings) less the book value of all intangible assets as determined solely by Agent on a consistent basis plus the amount of any LIFO reserve plus the amount of any debt subordinated to Agent and Lenders, all as determined under generally accepted accounting principles applied on a basis consistent with the financial statement dated October 31, 2001 except as set forth herein;

(b)      Debt Service Coverage.

     Companies shall not permit Debt Service Coverage to be less than 1.25 : 1.0 for any twelve (12) month period ending on the last day of a fiscal quarter.

(c)      Interest Coverage.

     Companies shall not permit the ratio of (i) EBITDA to (ii) scheduled payments of interest and fees, to the extent carried as interest expense on Parent's financial statements, with respect to indebtedness for borrowed money (including the interest component payments with respect to capitalized leases), to be less than 1.5:1.0 for any twelve (12) month period ending on the last day of a fiscal quarter.

(d) Capital Expenditure Limitations.

     Parent and its Subsidiaries shall not make any Capital Expenditure if, after giving effect to such Capital Expenditure, (i) there shall exist a Default or Event of Default, including with respect to the covenants contained in
Section 14 on a pro forma basis, or (ii) Excess Availability is less than $2,000,000.

15.      DEFAULT.

     The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

(a)      Payment.

     The failure of any Obligor to pay when due, declared due, or demanded by Agent, at the request of the Requisite Lenders, any of the Liabilities.

(b) Breach of this Agreement and the Other Agreements.

     The failure of any Obligor to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Obligor under this Agreement or any of the Other Agreements; provided, any such failure by an Obligor under subparagraphs 12(b)(i), (iii), (iv), (v), (vi), 12(c), 12(h) and 12(i) of this Agreement shall not constitute an Event of Default hereunder until the fifteenth (15th) day following the occurrence thereof..

(c)      Breaches of Other Obligations.

     The failure of any Obligor to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Obligor under any other agreement with any Person if such failure might have a Material Adverse Effect on such Obligor.

(d)      Breach of Representations and Warranties.

     The making or furnishing by any Obligor, Agent or any Lender of any representation, warranty, certificate, schedule, report or other communication within or in connection with this Agreement or the Other Agreements or in connection with any other agreement between such Obligor and Agent or any Lender, which is untrue or misleading in any respect.

(e)      Loss of Collateral.

     The loss, theft, damage or destruction of, or (except as permitted hereby) sale, lease or furnishing under a contract of service of, any of the Collateral in an amount in excess of $500,000.

(f)      Levy, Seizure or Attachment.

     The making or any attempt by any Person to make any levy, seizure or attachment upon any of the Collateral in an amount in excess of $500,000.

(g)      Bankruptcy or Similar Proceedings.

     The commencement of any proceedings in bankruptcy by or against any Obligor or for the liquidation or reorganization of any Obligor, or alleging that such Obligor is insolvent or unable to pay its debts as they mature, or for the readjustment or arrangement of any Obligor's debts, whether under the United States Bankruptcy Code or under any other law, whether state or federal, now or hereafter existing, for the relief of debtors, or the commencement of any analogous statutory or non-statutory proceedings involving any Obligor; provided, however, that if such commencement of proceedings against such Obligor is involuntary, such action shall not constitute an Event of Default unless such proceedings are not dismissed within sixty (60) days after the commencement of such proceedings.

(h)      Appointment of Receiver.

     The appointment of a receiver or trustee for any Obligor, for any of the Collateral or for any substantial part of any Obligor's assets or the institution of any proceedings for the dissolution, or the full or partial liquidation, or the merger or consolidation, of any Obligor which is a corporation, limited liability company or a partnership; provided, however, that if such appointment or commencement of proceedings against such Obligor is involuntary, such action shall not constitute an Event of Default unless such appointment is not revoked or such proceedings are not dismissed within sixty
(60) days after the commencement of such proceedings.

(i)      Judgment.

     The entry of any judgment or order in an amount in excess of $500,000against any Obligor which remains unsatisfied or undischarged and in effect for sixty (60) days after such entry without a stay of enforcement or execution. (j) Dissolution of Obligor.

     The dissolution of any Obligor other than (i) the dissolution of Cantar Illinois or (ii) the merger of CPIC into Cantar U.S.

(k)      Default or Revocation of Guaranty.

     The occurrence of an event of default under, or the revocation or termination of, any agreement, instrument or document executed and delivered by any Person to Agent or any Lender pursuant to which such Person has guaranteed to Agent and Lenders the payment of all or any of the Liabilities or has granted Agent a security interest in or lien upon some or all of such Person's real and/or personal property to secure the payment of all or any of the Liabilities.

(l)      Criminal Proceedings.

     The institution in any court of a criminal proceeding against any Obligor, or the indictment of any Obligor for any crime which, if such Obligor is found guilty thereof, would lead the forfeiture of Collateral or a Material Adverse Effect.

(m)      Change of Control.

     The failure of (i) Polyair Inter Pack Inc. to own and have voting control at least sixty-six and two-thirds percent (66 2/3%) of the issued and outstanding voting equity interests of Parent, or (ii) Parent to own and have voting control of at least one hundred percent (100%) of the issued and outstanding voting equity interests of Cantar U.S. or Performa, or (iii) Parent and Cantar U.S., collectively, to own and have voting control of at least one hundred percent (100%) of the issued and outstanding voting equity interests of Cantar Canada, or (iv) Cantar U.S. to own and have voting control of at least one hundred percent (100%) of the issued and outstanding voting equity interests of CPIC or Cantar Illinois, or (v) CPIC to own and have voting control of at least one hundred percent (100%) of the issued and outstanding voting equity interests of Mabex.

(n)      Change of Management.

     If Henry Schnurbach shall cease to be the President and Chief Executive Officer of Borrowers at any time and shall not have been replaced within ninety
(90) days by a Person reasonably acceptable to Agent.

(o)      Material Adverse Change.

     Any material adverse change in the Collateral, business, property, assets, prospects, operations or condition, financial or otherwise of any Obligor, as determined by Requisite Lenders in their reasonable judgment or the occurrence of any event which, in Requisite Lenders' good faith judgment, could have a Material Adverse Effect.

(p)      Canadian Credit Agreement.

     A Canadian Event of Default shall occur.

16. REMEDIES UPON AN EVENT OF DEFAULT.

(a) Upon the occurrence of an Event of Default described in subsection 15(g) hereof, all of the Liabilities shall immediately and automatically become due and payable, without notice of any kind. Upon the occurrence of any other Event of Default, all Liabilities may, at the option of Requisite Lenders, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

(b) Upon the occurrence of an Event of Default, Agent may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code and any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any of the Other Agreements and all of Agent's rights and remedies shall be cumulative and non-exclusive to the extent permitted by law. In particular, but not by way of limitation of the foregoing, Agent may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which it already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter onto any of any Company's premises where any of the Collateral may be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and Agent shall have the right to store the same at any of any Company's premises without cost to Agent or Lenders. At Agent's request, each Company shall, at Cantar U.S.'s expense, assemble the Collateral and make it available to Agent at one or more places to be designated by Agent and reasonably convenient to Agent and such Company. Each Company recognizes that if it fails to perform, observe or discharge any of its Liabilities under this Agreement or the Other Agreements, no remedy at law will provide adequate relief to Agent and Lenders, and agrees that Agent and Lenders shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. Any notification of intended disposition of any of the Collateral of a Company required by law will be deemed to be a reasonable authenticated notification of disposition if given at least ten (10) days prior to such disposition and such notice shall (i) describe Agent and such Company, (ii) describe the Collateral that is the subject of the intended disposition, (iii) state the method of the intended disposition, (iv) state that such Company is entitled to an accounting of the Liabilities of such Company and state the charge, if any, for an accounting and (v) state the time and place of any public disposition or the time after which any private sale is to be made. Agent and Lenders may disclaim any warranties that might arise in connection with the sale, lease or other disposition of the Collateral and has no obligation to provide any warranties at such time. Any Proceeds of any disposition by Agent of any of the Collateral may be applied by Agent to the payment of expenses in connection with the Collateral, including, without limitation, legal expenses and reasonable attorneys' fees, and any balance of such Proceeds may be applied by Agent toward the payment of such of the Liabilities, and in such order of application, as Agent may from time to time elect.

17. CONDITIONS PRECEDENT.

     The obligation of Agent and Lenders to fund the Term Loans, to fund the initial Revolving Loan, and to issue or cause to be issued the initial Letters of Credit, is subject to the satisfaction or waiver on or before the date hereof of the following conditions precedent:

(a) Agent shall have received each of the agreements, opinions, reports, approvals, consents, certificates and other documents set forth on the closing document list attached hereto as Schedule 17(a) (the "Closing Document List");

(b) Since April 27, 2002, no event shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect on any Obligor, as determined by Agent or Requisite Lenders in their reasonable discretion;

(c) Agent shall have received payment in full of all fees and expenses payable to it by Cantar U.S. or any other Person in connection herewith, on or before disbursement of the initial Loans hereunder;

(d) Agent shall have determined that immediately after giving effect to (A) the making of the initial Loans, including without limitation the Term Loans and the Revolving Loans, if any, requested to be made on the date hereof, (B) the issuance of the initial Letters of Credit requested to be made on such date, (C) the payment of all fees due upon such date and (D) the payment or reimbursement by Cantar U.S. of Agent for all closing costs and expenses incurred in connection with the transactions contemplated hereby, Excess Availability shall not be less than Two Million and No/100 Dollars ($2,000,000.00); and

(e) The Obligors shall have executed and delivered to Agent all such other documents, instruments and agreements which Agent determines are reasonably necessary to consummate the transactions contemplated hereby.

18. SETTLEMENTS, DISTRIBUTIONS AND APPORTIONMENT OF PAYMENTS.

     On a weekly basis (or more frequently if requested by Agent (a "Settlement Date"), Agent shall provide each Lender with a statement of the outstanding balance of the Liabilities as of the end of the Business Day immediately preceding the Settlement Date (the "Pre-Settlement Determination Date") and the current balance of the Loans funded by each Lender (whether made directly by such Lender to a Borrower or constituting a settlement by such Lender of a previous Disproportionate Advance made by Agent on behalf of such Lender to a Borrower). If such statement discloses that such Lender's current balance of the Loans as of the Pre-Settlement Determination Date exceeds such Lender's Pro Rata Share of the Liabilities outstanding as of the Pre-Settlement Determination Date, then Agent shall, on the Settlement Date, transfer, by wire transfer, the net amount due to such Lender in accordance with such Lender's instructions, and if such statement discloses that such Lender's current balance of the Loans as of the Pre-Settlement Determination Date is less than such Lender's Pro Rata Share of the Liabilities outstanding as of the Pre-Settlement Determination Date, then such Lender shall, on the Settlement Date, transfer, by wire transfer the net amount due to Agent in accordance with Agent's instructions. In addition, payments actually received by Agent with respect to the following items shall be distributed by Agent to Lenders as follows:

(a) Within one (1) Business Day of receipt thereof by Agent, payments to be applied to interest on the Loans shall be paid to each Lender in proportion to its Pro Rata Share, subject to any adjustments for any Disproportionate Advances as provided in subsection 2(a)(i), so that Agent shall receive interest on the Disproportion Advances and each Lender shall only receive interest on the amount of funds actually advanced by such Lender;

(b) Within one (1) Business Day of receipt thereof by Agent, payments to be applied to the Letter of Credit fee set as provided in subsections 3(a), 3(b) and 3(c) hereof shall be paid to each Lender in proportion to its Pro Rata Share;

(c) Within one (1) Business Day of receipt thereof by Agent, payments to be applied to the unused line fee set forth in subsection 4(c)(ii) hereof shall be paid to each Lender in proportion to its Pro Rata Share; and

(d) Within one (1) Business Day of receipt thereof by Agent, payments to be applied to the prepayment fee set forth in Section 10 hereof shall be paid to each Lender in proportion to its Pro Rata Share.

     Notwithstanding the foregoing, Agent shall not be obligated to transfer to any Defaulting Lender any payment made by a Borrower to Agent, nor shall such Defaulting Lender be entitled to share any interest, fees or other payment hereunder, until payment is made by such Defaulting Lender to Agent as required in this Agreement.

19.      AGENT.

(a)      Appointment of Agent.

(i) Each Lender hereby designates LBCI as Agent to act as herein specified. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the notes and any other instruments and agreements referred to herein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Except as otherwise provided herein, Agent shall hold all Collateral and all payments of principal, interest, fees, charges and expenses received pursuant to this Agreement or any of the Other Agreements for the benefit of Lenders. Agent may perform any of its duties hereunder by or through its agents or employees.

(ii) The provisions of this Section 19 are solely for the benefit of Agent and Lenders, and neither any Company nor any other Obligor shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Obligor.

(b)      Nature of Duties of Agent.

     Agent shall not have duties, obligations or responsibilities except those expressly set forth in this Agreement and the Other Agreements. Neither Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of Agent shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement or the Other Agreements a fiduciary relationship in respect of any Lender; and nothing in this Agreement or the Other Agreements, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement or the Other Agreements except as expressly set forth herein.

(c)      Lack of Reliance on Agent.

(i) Independently and without reliance upon Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (A) its own independent investigation of the financial or other condition and affairs of Agent, each Obligor and any other Lender in connection with the taking or not taking of any action in connection herewith and (B) its own appraisal of the creditworthiness of Agent, each Obligor and any other Lender, and, except as expressly provided in this Agreement, Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.

(ii) Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement or the Other Agreements or any notes or the financial or other condition of any Obligor. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or the Other Agreements, or the financial condition of any Obligor, or the existence or possible existence of any Event of Default.

(d)      Certain Rights of Agent.

     Agent shall have the right to request instructions from Requisite Lenders or all Lenders, as applicable, pursuant to this Agreement, by notice to each Lender. If Agent shall request instructions from Requisite Lenders or all Lenders, as applicable, with respect to any act or action (including the failure to act) in connection with this Agreement, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders or all Lenders, as applicable, and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder in accordance with the instructions of Requisite Lenders or all Lenders, as applicable.

(e) Reliance by Agent.

     Agent shall be under no duty to examine, inquire into, or pass upon the validity, effectiveness or genuineness of this Agreement, any of the Other Agreements or any instrument, document or communication furnished pursuant hereto or thereto or in connection herewith or therewith. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order, electronic mail or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person. Agent may consult with legal counsel (including counsel for any Obligor with respect to matters concerning any Obligor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

(f) Indemnification of Agent.

     To the extent Agent is not promptly reimbursed and indemnified by a Company, each Lender will reimburse and indemnify Agent, in proportion to its Pro Rata Share, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, in any way relating to or arising out of this Agreement; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. If any indemnity furnished to Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnities and cease to do, or not commence, the acts to be indemnified against, even if so directed by Requisite Lenders or all Lenders, as applicable, until such additional indemnification is provided. The obligations of Lenders under this subsection 19(f) shall survive the payment in full of the Liabilities and the termination of this Agreement.

(g) Agent in its Individual Capacity.

     With respect to the Loans made by it pursuant hereto, Agent shall have the same rights and powers hereunder as any other Lender or holder of a note or participation interest and may exercise the same as though it was not performing the duties specified herein; and the terms "Lenders," "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include Agent in its individual capacity. Agent may accept deposits from, lend money to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisor or other business with any Company or any Affiliate of any Company as if it were not performing the duties specified herein, and may accept fees and other consideration from any Company for services in connection with this Agreement and otherwise without having to account for the same to Lenders, to the extent such activities are not in contravention of the terms of this Agreement.

(h) Holders of Notes.

     Agent may deem and treat the payee of any promissory note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any promissory note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such promissory note or of any promissory note or notes issued in exchange therefor.

(i)  Successor Agent.

(i) Agent may, upon five (5) Business Days' notice to Lenders and Cantar U.S., resign at any time (effective upon the appointment of a successor Agent pursuant to the provisions of this subsection 19(i)) by giving written notice thereof to ----------------- Lenders and Cantar U.S. Upon any such resignation, Requisite Lenders shall have the right, upon five (5) days' notice, to appoint a successor Agent. If no successor Agent shall have been so appointed by Requisite Lenders and accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation, then, upon five (5) days' notice, the retiring Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a bank or a trust company or other financial institution which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or of any State thereof, or any affiliate of such bank or trust company or other financial institution which is engaged in the banking business, having a combined capital and surplus of at least Fifty Million and No/100 Dollars ($50,000,000.00).

(ii) Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 19 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

(j)      Collateral Matters.

(i) Each Lender authorizes and directs Agent to enter into the Other Agreements for the benefit of Lenders. Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by Requisite Lenders in accordance with the provisions of this Agreement or the Other Agreements, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders. Agent is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender to take any action with respect to any Collateral or Other Agreements which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to this Agreement and the Other Agreements.

(ii) Agent will not, without the verbal consent of all Lenders, which consent shall (a) be confirmed promptly thereafter in writing and (b) not be unreasonably withheld or delayed, execute any release of Agent's security interest in any Collateral except for releases relating to dispositions of Collateral (x) permitted by this Agreement and (y) in connection with the repayment in full of all of the Liabilities by Companies and the termination of all obligations of Agent and Lenders under this Agreement and the Other Agreements; provided, that with the consent of Requisite Lenders, Agent may release its liens on Collateral having a book value not greater than ten percent (10%) of the total book value of all Collateral, as determined by Agent, either in a single transaction or series of related transactions, not to exceed twenty percent (20%) of the book value of all Collateral in any Fiscal Year. Agent shall not be required to execute any such release on terms which, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such liens without recourse or warranty. In the event of any sale or transfer of any of the Collateral, Agent shall be authorized to deduct all of the expenses reasonably incurred by Agent from the proceeds of any such sale or transfer.

(iii)Lenders hereby agree that the lien granted to Agent in any property sold or disposed of in accordance with the provisions of the Agreement shall be automatically released; provided, however that Agent's lien shall attach to and continue for the benefit of Agent and Lenders in the proceeds and products of such property arising from any such sale or disposition.

(iv) To the extent, pursuant to the provisions of this subsection 19(j), Agent's execution of a release is required to release its lien upon any sale and transfer of Collateral which is consented to in writing by Requisite Lenders or all Lenders, as applicable, and upon at least five (5) business days' prior written request by Cantar U.S., Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the liens granted to Agent for the benefit of Lenders herein or pursuant hereto upon the Collateral that was sold or transferred.

(v) Agent shall not have any obligation whatsoever to Lenders or to any other Person to assure that the Collateral exists or is owned by a Company or any other Obligor or is cared for, protected or insured or that the liens granted to Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to Agent in this Section 19 or in any ---------- of the Other Agreements, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its sole discretion, given Agent's own interest in the Collateral as one of Lenders and that Agent shall have no duty or liability whatsoever to Lenders, except for its gross negligence or willful misconduct.

(vi) In the event that any Lender receives any proceeds of any Collateral by setoff, exercise of any banker's lien or otherwise, in an amount in excess of such Lender's Pro Rata Share of such Proceeds, such Lender shall purchase for cash (and other Lenders shall sell) interests in each of such other Lender's Pro Rata Share of the Liabilities as would be necessary to cause all Lenders to share the amount so set off or otherwise received with each other Lender in accordance with their respective Pro Rata Shares. No Lender shall exercise any right of set off or banker's lien without the prior written consent of Agent.

(vii)Each Lender hereby acknowledges and agrees that the Collateral secures the Liabilities (including, without limitation, the obligations under the Canadian Guaranties). Each Lender hereby further consents to the Agent serving as collateral agent for the benefit of Canadian Lender with respect to the Collateral on such terms and conditions as may be acceptable to Agent in its sole discretion.

(k)  Actions with Respect to Defaults.

     In addition to Agent's right to take actions on its own accord as permitted under this Agreement, Agent shall take such action with respect to an Event of Default as shall be directed by Requisite Lenders or all Lenders, as applicable, under this Agreement; provided, that until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable and in the best interests of Lenders. No Lender shall have any right individually to enforce or seek to enforce this Agreement or any Other Agreement or to realize upon any Collateral, unless instructed to do so by Agent.

(l) Delivery of Information.

     Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by Agent from any Company or any other Obligor, Requisite Lenders, any Lender or any other Person under or in connection with this Agreement or any Other Agreement except (i) as specifically provided in this Agreement or any Other Agreement and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of Agent at the time of receipt of such request and then only in accordance with such specific request.

(m) Demand.

     Subject to the terms of this Agreement, Agent shall make demand for repayment by Companies of all Liabilities owing by Companies hereunder, after the occurrence of an Event of Default, upon the written request of Requisite Lenders. Agent shall make such demand in such manner as it deems appropriate, in its sole discretion, to effectuate the request of the Requisite Lenders. Nothing contained herein shall limit the reasonable discretion of Agent to take reserves against the Revolving Loan Borrowing Base, to deem certain Accounts and Inventory ineligible, or to exercise any other discretion granted to Agent in this Agreement.

(n) Notice of Default.

     Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or any event which, with passage of time or giving of notice, could become an Event of Default, except with respect to Events of Default arising as a result of Companies' failure to pay principal, interest or fees required to be paid to Agent for the benefit of Lenders, unless Agent shall have received written notice from a Lender or Cantar U.S. describing such Event of Default or event which, with the passage of time or giving of notice, could become an Event of Default, and which identifies such event as a "notice of default". Upon receipt of any such notice, Agent will notify each Lender of such receipt.

20. ASSIGNABILITY.

(a) No Company shall have the right to assign this Agreement or any interest therein except with the prior written consent of Agent and all Lenders.

(b) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender except to the extent such transfer would result in increased costs to a Borrower.

(c) Each Lender may, with the consent of Agent which consent shall not be unreasonably withheld, but without the consent of any other Lender or any Company, assign to one or more banks or other financial institutions all or a pro rata portion of its Commitments and rights and obligations under this Agreement and the Other Agreements; provided, that (i) for each such assignment, the parties thereto shall execute and deliver to Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance Agreement in the form attached hereto as Exhibit E (the "Assignment and Acceptance"), and a processing and recordation fee of Three Thousand Five Hundred and No/100 Dollars ($3,500.00) to be paid by the assignee, and (ii) no such assignment shall be for less than Five Million and No/100 Dollars ($5,000,000.00). Upon such execution and delivery of the Assignment and Acceptance to Agent, from and after the date specified as the effective date in the Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto, and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, such assignee shall have the rights and obligations of a Lender hereunder and (y) the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than any rights it may have pursuant to Section 23 of the Agreement which will survive) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(d) By executing and delivering an Assignment and Acceptance, the assignee thereunder confirms and agrees as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement and the Other Agreements or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the Other Agreements, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Company or any other Obligor or the performance or observance by any Company or any other Obligor of its obligations under this Agreement, (iii) such assignee confirms that it has received a copy of this Agreement and the Other Agreements, together with copies of the financial statements referred to in Section 9 of the Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (v) such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(e) Agent shall maintain at its address referred to in Section 24 of the Agreement a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and each Company, Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register and copies of each Assignment and Acceptance shall be available for inspection by each Company, Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(f) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender, Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit E hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to Cantar U.S. Within five (5) Business Days after its receipt of such notice, each Borrower shall execute and deliver to Agent in exchange for the surrendered promissory note or notes, a new promissory note or notes to the order of the assignee in amounts equal to such assignee's commitments and outstanding Loans hereunder and, if the assigning Lender has retained a portion of the Loans, a new promissory note or notes to the order of the assigning Lender in an amount equal to the remaining commitments and outstanding loans hereunder of such assigning Lender under the terms of this Agreement. Such new promissory note or notes shall re-evidence the indebtedness outstanding under the old promissory note or notes and shall be in the aggregate principal amount of such surrendered promissory note or notes, shall be dated of even date herewith and shall otherwise be in substantially the form of the promissory note or notes subject to such assignment.

(g) Each Lender may sell participations (without the consent of Agent, any Company or any other Lender) to one or more parties, in or to all (or a portion) of its rights and obligations under this Agreement (including, without limitation, all or a pro rata portion of its Commitments or the Loans owing to
it); provided, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) each Company, Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (iv) such Lender shall not transfer, grant, assign or sell any participation under which the participant shall have rights to approve any amendment or waiver of this Agreement.

(h) Each Lender agrees that, without the prior written consent of Cantar U.S. and Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan or other Liabilities under the securities laws of the United States of America or of any jurisdiction.

(i) In connection with the efforts of any Lender to assign its rights or obligations or to participate interests, such Lender may disclose any information in its possession regarding any Company; provided, that so long as no Event of Default exists, such Lender shall not disclose information in violation of the confidentiality provisions of this Agreement and by law and equity and that any such proposed assignee agrees in writing to be bound thereby and is not a customer, supplier or competitor of any of the Companies.

21. AMENDMENTS, ETC.

     No amendment or waiver of any provision of this Agreement or any of the Other Agreements, nor consent to any departure by any Obligor therefrom, shall in any event be effective unless the same shall be in writing and signed by Requisite Lenders, or if Lenders shall not be parties thereto, by the parties thereto and consented to by Requisite Lenders, and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver or consent shall, unless in writing and signed by all Lenders, do any of the following: (i) increase any Commitments of Lenders or subject Lenders to any additional obligations to extend credit to any Borrower, (ii) reduce the principal of, or interest on, the Loans (other than as expressly permitted herein) or any fees hereunder, (iii) postpone any date fixed for any payment in respect of principal of, or interest on, the Loan or any fees hereunder, (iv) change the Pro Rata Shares of Lenders, or any minimum requirement necessary for Lenders or Requisite Lenders to take any action hereunder, (v) amend or waive this Section 21, or change the definition of Requisite Lenders, (vi) increase the advance rates set forth in subsection 2(a) hereof or (vii) except in connection with the financing, refinancing, sale or other disposition of any asset of any Company permitted under this Agreement (or to the extent Requisite Lender approval only is required with any such release pursuant to subsection 19(j) hereof), release or subordinate any liens in favor of Agent, for the benefit of Agent and Lenders, on any of the Collateral and provided further, that no amendment, waiver or consent affecting the rights or duties of Agent under this Agreement or any Other Agreement shall in any event be effective, unless in writing and signed by Agent in addition to Lenders required hereinabove to take such action. Notwithstanding any of the foregoing to the contrary, (A) for purposes of voting or consenting to matters with respect to this Agreement and the Other Agreements, a Defaulting Lender shall not be considered a Lender and such Defaulting Lender's Revolving Loan Commitment, Term Loan A Commitment, Term Loan B Commitment, Term Loan C Commitment, Acquisition Loan Commitment and Capital Expenditure Loan Commitment shall each be deemed to be $0 until such Defaulting Lender makes the payments required in this Agreement and (B) the consent of Companies shall not be required for any amendment, modification or waiver of the provisions of this Section 21.

     In the event that any consent, waiver or amendment requiring the agreement of all Lenders as set forth above is agreed to by the Requisite Lenders, but not all Lenders, Agent may, in its sole discretion, cause any non-consenting Lender to assign its rights and obligations under this Agreement and the Other Agreements to one or more new Lenders or existing Lenders in the manner and according to the terms set forth in Section 20 of this Agreement; provided, that
(i) no Lender may be required to assign its rights and obligations to a new Lender because such Lender is unwilling to increase its own loan commitments,
(ii) such new Lender must be willing to consent to the proposed amendment, waiver or consent, and (iii) in connection with such assignment the new Lender pays the assigning Lender an amount equal to the Liabilities owing to such assigning Lender, including all principal, accrued and unpaid interest and accrued and unpaid fees to the date of assignment. Such assignment shall occur within thirty (30) days of notice by Agent to such non-consenting Lender of Agent's intent to cause such non-consenting Lender to assign its interests hereunder.

22.      NONLIABILITY OF AGENT AND LENDERS.

     The relationship between Companies, Agent and Lenders shall be solely that of borrower and lender. Neither Agent nor any Lender shall have any fiduciary responsibilities to Companies. Neither Agent nor any Lender undertakes any responsibility to Companies to review or inform Companies of any matter in connection with any phase of Companies' business or operations.

23.      INDEMNIFICATION.

     Each Company agrees to defend (with counsel satisfactory to Agent), protect, indemnify and hold harmless Agent and each Lender, each affiliate or subsidiary of Agent and each Lender, and each of their respective officers, directors, employees, attorneys and agents (each an "Indemnified Party") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified Party in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Party shall be designated a party thereto), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including, without limitation, securities laws and regulations, Environmental Laws and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any Other Agreement, or any act, event or transaction related or attendant thereto, the making or issuance and the management of the Loans or any Letters of Credit or the use or intended use of the proceeds of the Loans or any Letters of Credit; provided, however, that no Company shall have any obligation hereunder to any Indemnified Party with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Company shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and, failing prompt payment, shall, together with interest thereon at the highest rate then applicable to Loans hereunder from the date incurred by each Indemnified Party until paid by such Company, be added to the Liabilities of such Company and be secured by the Collateral. The provisions of this Section 23 shall survive the satisfaction and payment of the other Liabilities and the termination of this Agreement.

24.      NOTICE.

     All written notices and other written communications with respect to this Agreement shall be sent by ordinary, certified or overnight mail, by telecopy or delivered in person. In the case of Agent, all notices and other written communications with respect to this Agreement shall be sent to it at 135 South LaSalle Street, Chicago, Illinois 60603-4105, attention: William Stapel, facsimile number: (312) 904-0291, in the case of a Lender shall be sent to it at the address set forth below its name on the signature page hereto or in the Assignment and Acceptance Agreement; provided that, notwithstanding anything to the contrary herein, the Companies shall only be required to provide notices or other written communications to the Agent and not to each Lender. In the case of a Company, all notices and other written communications with respect to this Agreement shall be sent to Cantar U.S. at 258 Attwell Drive, Toronto, Ontario, Canada M9W 5B2, attention: Henry Schnurbach, facsimile number: 416-749-7356 and the party sending such notice shall endeavor to provide a copy to Lavin & Waldon, P.C., 444 North Michigan Avenue, Suite 2600, Chicago, Illinois 60611,
Attention: Steven H. Lavin or as otherwise directed by such Company in writing. All notices shall be deemed received upon actual receipt thereof or refusal of delivery.

25.      CHOICE OF GOVERNING LAW; CONSTRUCTION; FORUM SELECTION.

     This Agreement and the Other Agreements are submitted by each Company to Agent and Lenders for their acceptance or rejection at Agent's principal place of business as an offer by Borrowers to borrow monies from Agent and Lenders now and from time to time hereafter, and shall not be binding upon Agent or any Lender or become effective until accepted by Agent and Lenders, in writing, at said place of business. If so accepted by Agent and Lenders, this Agreement and the Other Agreements shall be deemed to have been made at said place of business. THIS AGREEMENT AND THE OTHER AGREEMENTS SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING, WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, BUT EXCLUDING PERFECTION OF THE SECURITY INTERESTS IN COLLATERAL LOCATED OUTSIDE OF THE STATE OF ILLINOIS, WHICH SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE RELEVANT JURISDICTION IN WHICH SUCH COLLATERAL IS LOCATED. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or remaining provisions of this Agreement.

     To induce Agent and Lenders to accept this Agreement, each Company irrevocably agrees that, subject to Agent's sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE OTHER AGREEMENTS OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS. EACH COMPANY HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID CITY AND STATE. Each Company hereby irrevocably appoints and designates the Secretary of State of Illinois, whose address is Springfield, Illinois (or any other person having and maintaining a place of business in such state whom such Company may from time to time hereafter designate upon ten (10) days written notice to Agent and whom Agent has agreed in its sole discretion in writing is satisfactory and who has executed an agreement in form and substance satisfactory to Agent agreeing to act as such attorney and agent), as such Company's true and lawful attorney and duly authorized agent for acceptance of service of legal process. Each Company agrees that service of such process upon such person shall constitute personal service of such process upon such Company. EACH COMPANY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST SUCH COMPANY BY AGENT OR LENDERS IN ACCORDANCE WITH THIS SECTION.

26.      HEADINGS OF SUBDIVISIONS.

     The headings of subdivisions in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

27.      POWER OF ATTORNEY.

     Each Company acknowledges and agrees that its appointment of Agent as its attorney and agent-in-fact for the purposes specified in this Agreement is an appointment coupled with an interest and shall be irrevocable until all of the Liabilities are satisfied and paid in full and this Agreement is terminated.

28.      CONFIDENTIALITY.

     Each Company, Agent and each Lender hereby agree and acknowledge that any and all information relating to any Company which is (i) furnished by such Company to Agent or any Lender (or to any affiliate of Agent or any Lender); and
(ii) non-public, confidential or proprietary in nature, shall be kept confidential by Agent and such Lender or such affiliate in accordance with applicable law; provided, however, that such information and other credit information relating to such Company may be distributed by such party to such party's directors, officers, employees, attorneys, affiliates, assignees, participants, auditors, agents and regulators, to Agent and any other Lender and upon the order of a court or other governmental agency having jurisdiction over Agent or such Lender or such affiliate, to any other party. Each Company, Agent and each Lender further agree that this provision shall survive the termination of this Agreement. Notwithstanding the foregoing, each Company hereby consents to Agent publishing a tombstone or similar advertising material relating to the financing transaction contemplated by this Agreement.

29.      COUNTERPARTS.

     This Agreement, any of the Other Agreements and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of which counterparts together shall constitute but one agreement.

30.      ELECTRONIC SUBMISSIONS.

     Upon not less than thirty (30) days' prior written notice (the "Approved Electronic Form Notice"), Agent may permit or require that any of the documents, certificates, forms, deliveries or other communications, authorized, required or contemplated by this Agreement or the Other Agreements, be submitted to Agent in "Approved Electronic Form" (as hereafter defined), subject to any reasonable terms, conditions and requirements in the applicable Approved Electronic Forms Notice. For purposes hereof "Electronic Form" means e-mail, e-mail attachments, data submitted on web-based forms or any other communication method that delivers machine readable data or information to Agent, and "Approved Electronic Form" means an Electronic Form that has been approved in writing by Agent (which approval has not been revoked or modified by Agent) and sent to a Company in an Approved Electronic Form Notice. Except as otherwise specifically provided in the applicable Approved Electronic Form Notice, any submissions made in an applicable Approved Electronic Form shall have the same force and effect that the same submissions would have had if they had been submitted in any other applicable form authorized, required or contemplated by this Agreement or the Other Agreements.

31. WAIVER OF JURY TRIAL; OTHER WAIVERS.

(a) EACH COMPANY, AGENT AND EACH LENDER EACH HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, ANY OF THE OTHER AGREEMENTS, THE LIABILITIES, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY ANY COMPANY, AGENT OR SUCH LENDER OR WHICH, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP AMONG ANY COMPANY, AGENT AND LENDERS. IN NO EVENT SHALL AGENT OR ANY LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

(b) Each Company hereby waives demand, presentment, protest and notice of nonpayment, and further waives the benefit of all valuation, appraisal and exemption laws.

(c) Each Company hereby waives the benefit of any law that would otherwise restrict or limit Agent or any Lender or any affiliate of Agent or any Lender in the exercise of its right, which is hereby acknowledged and agreed to, to set-off against the Liabilities, without notice at any time hereafter, any indebtedness, matured or unmatured, owing by Agent or any Lender or such affiliate of Agent or any Lender to such Company, including, without limitation any Deposit Account at Agent or any Lender or such affiliate.

(d) EACH COMPANY HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY AGENT OF ITS RIGHTS TO REPOSSESS THE COLLATERAL OF SUCH COMPANY WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON SUCH COLLATERAL EXCEPT AS PROVIDED IN THE Illinois Uniform Commercial Code, as the same may be in effect from time to time.

(e) Agent's and/or Lenders' failure, at any time or times hereafter, to require strict performance by a Company of any provision of this Agreement or any of the Other Agreements shall not waive, affect or diminish any right of Agent or any Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Agent or any Lender of an Event of Default under this Agreement or any default under any of the Other Agreements shall not suspend, waive or affect any other Event of Default under this Agreement or any other default under any of the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. No delay on the part of Agent or any Lender in the exercise of any right or remedy under this Agreement or any Other Agreement shall preclude other or further exercise thereof or the exercise of any right or remedy. None of the undertakings, agreements, warranties, covenants and representations of a Company contained in this Agreement or any of the Other Agreements and no Event of Default under this Agreement or default under any of the Other Agreements shall be deemed to have been suspended or waived by Agent and/or Lenders unless such suspension or waiver is in writing, signed by a duly authorized officer of Agent, Requisite Lenders or all Lenders, as required herein, and directed to such Company specifying such suspension or waiver.

32. CROSS-GUARANTY.

(a) Cross-Guaranty.

     Each Company hereby absolutely and unconditionally guarantees to Agent and Lenders and their successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Liabilities owed or hereafter owing to Agent and Lenders by each other Company; provided, however, that Cantar Canada shall only guarantee all Liabilities owed or hereafter owing to Agent and Lenders by Cantar U.S. and Parent. Each Company agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this
Section 32 shall not be discharged until payment and performance, in full, of the Liabilities has occurred, and that its obligations under this Section 32 shall be absolute and unconditional, irrespective of, and unaffected by,

(i) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any Other Agreement or any other agreement, document or instrument to which any Company is or may become a party;

(ii) the absence of any action to enforce this Agreement (including this Section
     32) or any Other Agreement or the waiver or consent by Agent or any Lender with respect to any of the provisions thereof;

(iii)the existence, value or condition of, or failure to perfect its lien against, any security for the Liabilities or any action, or the absence of any action, by Agent or any Lender in respect thereof (including the release of any such security);

(iv) the insolvency of any Company or any Obligor; or

(v) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor,

Each Company shall be regarded, and shall be in the same position, as principal debtor with respect to the Liabilities guaranteed hereunder.

(b) Waivers by Companies.

     Each Company expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Agent or any Lender to marshall assets or to proceed in respect of the Liabilities guaranteed hereunder against any other Company or any Obligor, any other party or against any security for the payment and performance of the Liabilities before proceeding against, or as a condition to proceeding against, such Company. It is agreed among each Company, Agent and Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the Other Agreements and that, but for the provisions of this
Section 32 and such waivers, Agent and Lenders would decline to enter into this Agreement.

(c) Benefit of Guaranty.

     Each Company agrees that the provisions of this Section 32 are for the benefit of Agent and Lenders and their successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Company, Agent and Lenders, the obligations of such other Company under this Agreement and the Other Agreements.

(d) Subordination of Subrogation, Etc.

     Notwithstanding anything to the contrary in this Agreement or in any Other Agreement, and except as set forth in this subsection 32(d), each Company hereby expressly and irrevocably subordinates to payment of the Liabilities any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Liabilities are indefeasibly paid in full in cash. Each Company acknowledges and agrees that this subordination is intended to benefit Agent and Lenders and shall not limit or otherwise affect such Company's liability hereunder or the enforceability of this Section 32, and that Agent and Lenders and their successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 32.

(e) Election of Remedies.

     If Agent may, under applicable law, proceed to realize its benefits under this Agreement or any of the Other Agreements giving Agent a lien upon any Collateral, whether owned by any Company or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Agent may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 32. If, in the exercise of any of its rights and remedies, Agent shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Company or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, each Company hereby consents to such action by Agent and waives any claim based upon such action, even if such action by Agent shall result in a full or partial loss of any rights of subrogation that each Company might otherwise have had but for such action by Agent. Any election of remedies that results in the denial or impairment of the right of Agent to seek a deficiency judgment against any Company shall not impair any other Company's obligation to pay the full amount of the Liabilities. In the event Agent shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or this Agreement or the Other Agreements, Agent may bid all or less than the amount of the Liabilities and the amount of such bid need not be paid by Agent but shall be credited against the Liabilities. The amount of the successful bid at any such sale, whether Agent or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Liabilities shall be conclusively deemed to be the amount of the Liabilities guaranteed under this Section 32, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Agent might otherwise be entitled but for such bidding at any such sale.

(f) Limitation.

     Notwithstanding any provision herein contained to the contrary, each Company's liability under this Section 32 shall be limited to an amount not to exceed as of any date of determination the greater of:

(i) the net amount of all Loans advanced to such Company or to any other Company under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Company; and

(ii) the amount that could be claimed by Agent and Lenders from such Company under this Section 32 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Company's right of contribution and indemnification from each other Company's under this Section 32.

(g)  Contribution with Respect to Guaranty Obligations.

(i) To the extent that any Company shall make a payment under this Section 32 of all or any of the Liabilities (a "Guarantor ---------- Payment") that, taking into account all other Guarantor Payments then previously or concurrently made by any other Company, exceeds the amount that such Company would otherwise have paid if each Company had paid the aggregate Liabilities satisfied by such Guarantor Payment in the same proportion that such Company's "Allocable Amount" (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of Companies as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Liabilities and termination of this Agreement, such Company shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Company for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(ii) As of any date of determination, the "Allocable Amount" of any Company shall be equal to the maximum amount of the claim that could then be recovered from such Company under this Section 32 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

(iii)This subsection 32(g) is intended only to define the relative rights of Companies and nothing set forth in this subsection 32(g) is intended to or shall impair the obligations of Companies, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including subsection 32(a). Nothing contained in this subsection 32(g) shall limit the liability of any Company to pay the Loans made directly or indirectly to that Company and accrued interest, Fees and expenses with respect thereto for which such Company shall be primarily liable.

(iv) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of Companies to which such contribution and indemnification is owing.

(v) The rights of the indemnifying Companies against other Companies and Obligors under this subsection 32(g) shall be exercisable upon the full and indefeasible payment of the Liabilities and the termination of this Agreement.

(h)      Liability Cumulative.

     The liability of Companies under this Section 32 is in addition to and shall be cumulative with all liabilities of each Company to Agent and Lenders under this Agreement and the Other Agreements to which such Company is a party or in respect of any Liabilities or obligation of the other Company, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.


CANTAR/POLYAIR CORPORATION, as a Borrower                    LASALLE BUSINESS CREDIT, INC.
                                                             as Agent and a Lender

By___________________________________________________
Its__________________________________________________        By___________________________________________________
                                                             Title________________________________________________

MABEX UNIVERSAL CORPORATION, as a Borrower                   Address:    _________________________________________
                                                                         -----------------------------------------

By___________________________________________________        Revolving Loan Commitment:                   $21,000,000
Its__________________________________________________        Term Loan A Commitment:                       $4,600,000
                                                             Term Loan B Commitment:                       $5,600,000
                                                             Term Loan C Commitment:                       $2,000,000
PERFORMA CORP, as a Borrower                                 Capital Expenditure Loan
                                                                Commitment                                 $5,000,000
                                                             Acquisition Loan Commitment:                  $5,000,000
By___________________________________________________
Its__________________________________________________


CANTAR/POLYAIR CANADA LIMITED, as a Credit Party


By___________________________________________________
Its__________________________________________________


C/P INTERNATIONAL CORP., INC., as a Credit Party


By___________________________________________________
Its__________________________________________________


CANTAR/POLYAIR INC., as a Credit Party


By___________________________________________________
Its__________________________________________________


CANTAR/POLYAIR OF ILLINOIS, INC., as a Credit Party


By___________________________________________________
Its__________________________________________________

                 EXHIBIT A -- BUSINESS AND COLLATERAL LOCATIONS


                  Attached to and made a part of that certain Loan and Security Agreement of even date herewith among LASALLE BUSINESS CREDIT, INC., as Agent and all Lenders from time to time a party hereto, Chicago, Illinois 60603-4105, all other Lenders, CANTAR/POLYAIR CORPORATION ("Cantar U.S."), MABEX UNIVERSAL CORPORATION ("Mabex"), PERFORMA CORP. ("Performa"; Cantar U.S., Mabex and Performa are collectively the "Borrowers" and individually, a "Borrower"), CANTAR/POLYAIR CANADA LIMITED ("Cantar Canada"), C/P INTERNATIONAL CORP., INC. ("CPIC"), CANTAR/POLYAIR INC. ("Parent"), CANTAR/POLYAIR OF ILLINOIS, INC. ("Cantar Illinois"), and such other companies that from time to time become parties to this Agreement as Credit Parties (Cantar Canada, CPIC, Cantar Illinois, Parent and each such other company are collectively the "Credit Parties" and individually, a "Credit Party").

A. Each Company's business locations (please indicate which location is the principal place of business and at which locations originals and all copies of each Company's books, records and accounts are kept).

         1.

         2.

         3.

B. Other locations of Collateral (including, without limitation, warehouse locations, processing locations, consignment locations) and all post office boxes of each Company. Please indicate the relationship of such location to each Company (i.e. public warehouse, processor, etc.).

         1.

         2.

         3.

C. Bank Accounts of each Company (other than those at LaSalle Bank):

                 Bank (with address)       Account Number       Type of Account
        1.
        2.
        3.

D. State of Organization of each Company:

E. Organizational Identification Number of each Company:

                       EXHIBIT B - COMPLIANCE CERTIFICATE


     Attached to and made a part of that certain Loan and Security Agreement, as it may be amended in accordance with its terms from time to time, including all exhibits attached thereto (the "Agreement") of even date herewith among LASALLE BUSINESS CREDIT, INC., as Agent ("Agent") and all Lenders from time to time a party hereto ("Lenders"), Chicago, Illinois 60603-4105, all other Lenders, CANTAR/POLYAIR CORPORATION ("Cantar U.S."), MABEX UNIVERSAL CORPORATION ("Mabex"), PERFORMA CORP. ("Performa"; Cantar U.S., Mabex and Performa are collectively the "Borrowers" and individually, a "Borrower"), CANTAR/POLYAIR CANADA LIMITED ("Cantar Canada"), C/P INTERNATIONAL CORP., INC. ("CPIC"), CANTAR/POLYAIR INC. ("Parent"), CANTAR/POLYAIR OF ILLINOIS, INC. ("Cantar Illinois"), and such other companies that from time to time become parties to this agreement as Borrowers (Cantar Canada, CPIC, Cantar Illinois, Parent and such other companies are collectively the "Credit Parties" and individually, a "Credit Party").

     This Certificate is submitted pursuant to subsection 9(c) of the Agreement.

     The undersigned hereby certifies to Agent and Lenders that as of the date of this Certificate:

         1._______The undersigned is the _____________________ of Parent.

         2._______There exists no event or circumstance which is or which with the passage of time, the giving of notice, or both would constitute an Event of Default, as that term is defined in the Agreement, or, if such an event of circumstance exists, a writing attached hereto specifies the nature thereof, the period of existence thereof and the action that Companies have taken or propose to take with respect thereto.

         3._______No material adverse change in the condition, financial or otherwise, business, property, or results of operations of Companies has occurred since [date of last Compliance Certificate/last financial statements delivered prior to closing], or, if such a change has occurred, a writing attached hereto specifies the nature thereof and the action that Companies have taken or propose to take with respect thereto.

         4._______Each Company is in compliance with the representations, warranties and covenants in the Agreement, or, if a Company is not in compliance with any representations, warranties or covenants in the Agreement, a writing attached hereto specifies the nature thereof, the period of existence thereof and the action that such Company has taken or proposes to take with respect thereto.

         5._______The financial statements of Parent being concurrently delivered herewith have been prepared in accordance with GAAP consistently applied and there have been no material changes in accounting policies or financial reporting practices of Parent since [date of the last Compliance Certificate/date of last financial statements delivered prior to closing] or, if any such change has occurred, such changes are set forth in a writing attached hereto.

         6._______Attached hereto is a true and correct calculation of the financial covenants contained in the Agreement.


     --------------------------------------------------------------


     By____________________________________________________________
     Its___________________________________________________________

                       EXHIBIT C - COMMERCIAL TORT CLAIMS

                                    EXHIBIT D

                               ADDITION AGREEMENT


     THIS ADDITION AGREEMENT (this "Agreement") is made as of this ___ day of _______, ____, by and among LaSalle Business Credit, Inc., as Agent and a Lender ("Agent"), ________, a ___________________ corporation, [insert other existing Credit Parties] and ________________________ ("_________") (all capitalized terms used but not otherwise defined herein shall have the meanings set forth for such terms in the Loan Agreement described below).

                                    RECITALS

     WHEREAS, Agent, all Lenders from time to time a party thereto ("Lenders"), Cantar/Polyair Corporation ("Cantar U.S."), Mabex Universal Corporation ("Mabex"), Performa Corp. ("Performa"; Cantar U.S., Mabex and Performa are collectively the "Borrowers" and individually, a "Borrower"), Cantar/Polyair Canada Limited("Cantar Canada"), C/P International Corp., Inc. ("CPIC"), Cantar/Polyair Inc. ("Parent"), Cantar/Polyair of Illinois, Inc. ("Cantar Illinois") and [insert other existing Credit Parties party thereto] (Cantar Canada, CPIC, Cantar Illinois, Parent and ___________ the "Credit Parties" and individually, a "Credit Party") [insert other existing Credit Parties party thereto] entered into a certain Loan and Security Agreement dated June 21, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement") whereby Lenders agreed to make certain loans and other financial accommodations to Borrowers; and

                  [describe acquisition]

     NOW, THEREFORE, in consideration of the foregoing and the agreements, provisions, and covenants herein contained, Agent, Credit Parties and _______ agree as follows:

1._______Addition Agreement

(a) Assumption of Liabilities by _______. By its execution of this Agreement, _______ agrees, from and after the Effective Date (as defined below), to be a Credit Party under the Loan Agreement, to assume all of the obligations of a Credit Party thereunder (including the joint and several obligation to repay all Loans and other amounts currently outstanding under the Loan Agreement), and to make and be bound by all of the representations and warranties, covenants, terms and conditions thereof as if it were a direct signatory to such Loan Agreement, all of which representations and warranties, covenants, terms and conditions are acknowledged and are incorporated herein by this reference. Each Credit Party hereby reaffirms the validity of its obligations under the Loan Agreement. Each Credit Party acknowledges and agrees that _______ shall hereafter be a Credit Party and shall be bound by the terms and conditions of the Loan Agreement, as if it were a direct signatory thereto.

(b) Effective Date. Subject to satisfying the conditions contained in Section 1(f) below, _______ will become a Credit Party under the Loan Agreement on __________, _____ (the "Effective Date").

(c) Representations and Warranties. In order to induce Agent to enter into this Agreement, _______ represents and warrants to Agent and each Lender that each of the statements set forth in the Loan Agreement applicable to a Credit Party or any Subsidiary of any Credit Party are, and after giving effect to the consummation of the acquisition described above will be, true, correct and complete as they pertain to _______ and its Subsidiaries. For purposes of determining _______'s compliance with such representations and warranties pursuant to this paragraph, references to Schedules shall be deemed to include the disclosures made on the correspondingly numbered Schedules attached hereto.

(d) Covenants. _______ agrees that until payment in full of all of the accrued Liabilities and termination of the Loan Agreement, unless Lenders, Requisite Lenders or Agent, as applicable, shall otherwise consent, _______ shall comply with each of the covenants set forth in the Loan Agreement as well as each of the covenants contained in the other Other Agreements in each case pertaining to Credit Parties.

(e) Schedules to Loan Agreement. Each Credit Party and _______ hereby agree that the Schedules to the Loan Agreement are each hereby supplemented as set forth on the correspondingly numbered Schedules attached hereto.

(f) Conditions. The effectiveness of this Agreement is conditioned on (i) satisfaction of the conditions set forth in the definition of Permitted Acquisitions to the consummation of the acquisition described above, (ii) such being completed and (iii) Credit Parties and __________________________ having executed and delivered or having caused to be executed and delivered to Agent this Agreement and each of the documents, instruments and agreements reasonably requested by Agent, each of which shall be in form and substance satisfactory to Agent.

2. Miscellaneous.

(a) Captions. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.

(b) Governing Law. This Agreement shall be a contract made under and governed by the laws of the State of Illinois, without regard to conflict of laws principles. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(c) Counterparts. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

(d) Successors and Assigns. This Agreement shall be binding upon _______, Credit Parties and Agent and their respective successors and assigns, and shall inure to the sole benefit of _______, Credit Parties and Agent and the successors and assigns of _______, Credit Parties and Agent.

(e) References. Any reference to the Loan Agreement contained in any notice, requisite, certificate, or other document executed concurrently with or after the execution and delivery of this Agreement shall be deemed to include the amendments contained in this Agreement unless the context shall otherwise require.

(f) Continued Effectiveness. Notwithstanding anything contained herein, the terms of this Agreement are not intended to and do not serve to effect a novation as to the Loan Agreement. The parties hereto expressly do not intend to extinguish the Loan Agreement. Instead, it is the express intention of the parties hereto to reaffirm the indebtedness created under the Loan Agreement and the other Other Agreements and secured by the Collateral. The Loan Agreement as amended hereby and each of the other Other Agreements remain in full force and effect. Except as herein amended, the Loan Agreement shall remain unchanged and in full force and effect, and is hereby ratified in all respects.

(g) Costs and Expenses. Each Credit Party affirms and acknowledges that Section 4(C) (iii) of the Loan Agreement applies to this Agreement and the transactions and agreements and documents contemplated hereunder and each Credit Party and _______ agrees, jointly and severally, to reimburse Agent for all reasonable costs and expenses (including reasonable legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

                  Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

                    CANTAR/POLYAIR CORPORATION, as a Borrower


                    By___________________________________________________
                    Its__________________________________________________


                   MABEX UNIVERSAL CORPORATION, as a Borrower


                   By___________________________________________________
                   Its__________________________________________________


                   PERFORMA CORP, as a Borrower


                   By___________________________________________________
                   Its__________________________________________________


                   CANTAR/POLYAIR CANADA LIMITED, as a Credit Party


                   By
                   Its


                     CANTAR/POLYAIR INC., as a Credit Party


                   By___________________________________________________
                   Its__________________________________________________


                   CANTAR/POLYAIR OF ILLINOIS, INC., as a Credit Party


                   By
                   Its


                     LASALLE BUSINESS CREDIT, INC., as Agent


                    By_______________________________________________________
                    Its______________________________________________________

             EXHIBIT E - FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

                        SCHEDULE 1(a) -- PERMITTED LIENS

                      SCHEDULE 1(b) - WELLS FARGO EQUIPMENT

                      SCHEDULE 11 (c) - LOANS BY COMPANIES

                          SCHEDULE 11 (g) -- LITIGATION

                     SCHEDULE 11(i) - AFFILIATE TRANSACTIONS

                      SCHEDULE 11(j) - NAMES & TRADE NAMES

                          SCHEDULE 11(n) - INDEBTEDNESS

              SCHEDULE 11(p) - PARENT, SUBSIDIARIES AND AFFILIATES

                          SCHEDULE 11 (q) - NO DEFAULTS

                          SCHEDULE 13 (g) -- GUARANTIES

                   SCHEDULE 17(a) - CLOSING DOCUMENT CHECKLIST